Exhibit 10.1

DISNEY

SAVINGS AND INVESTMENT PLAN

As Amended and Restated

Effective

January 1, 2010

DISNEY SAVINGS

AND INVESTMENT PLAN

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1.38	“Plan Year”	16
1.39	“Qualified Domestic Relations Order”	16
1.40	“Reemployment Commencement Date”	16
1.41	“Rollover Account”	16
1.42	“Rollover Contribution”	16
1.43	“Roth Account”	16
1.44	“Roth Contributions”	16
1.45	“Rule of Parity”	16
1.46	“Section 402(g) Limit”	17
1.47	“Special Account”	17
1.48	“Special Contribution”	17
1.49	“Spousal Consent”	17
1.50	“Spouse”	17
1.51	“Statutory Compensation”	18
1.52	“Tax-Deferred Account”	18
1.53	“Tax-Deferred Contributions”	18
1.54	“Trust Agreement”	18
1.55	“Trust Fund”	19
1.56	“Trustee”	19
1.57	“Valuation Date”	19

ARTICLE 2 Eligibility and Participation		20

2.01	Eligibility	20
2.02	Participation	20
2.03	Reemployment of Former Employees and Former Participants	20
2.04	Special Rules Relating to Veteran’s Reemployment Rights Under USERRA	20
2.05	Transferred Participants	25
2.06	Termination of Employment and Termination of Participation	26

ARTICLE 3 Contributions		27

3.01	Tax-Deferred Contributions	27
3.02	Matching Contributions	28
3.03	Special Contributions	29
3.04	Deductibility Limitations and Form of Contribution	30
3.05	Rollover Contributions	30
3.06	After Tax-Contributions	32
3.07	Catch-up Contributions	32
3.08	Roth Contributions	33

ARTICLE 4 Allocations to Participants’ Accounts		34

4.01	Individual Accounts	34
4.02	Account Allocations	34
4.03	Limitation on Allocations	35
4.04	No Guarantee	36
4.05	Statement of Accounts	36

ARTICLE 5 Vesting		37

5.01	Nonforfeitability	37

ARTICLE 6 Investment Elections and Voting of Company Stock		38

6.01	Investment Options	38
6.02	Voting of Company Stock	47

ARTICLE 7 Participant Loans		50

7.01	Loans to Active Participants	50
7.02	Repayment of Loans	51

ARTICLE 8 Distributions to Participants and Beneficiaries		54

8.01	Withdrawals from After-Tax Account and Rollover Account	54
8.02	Hardship Withdrawals	54
8.03	Distributions on Account of Termination of Employment	57
8.04	Restrictions and Requirements on Distributions	59
8.05	Method of Payment for Eligible Rollover Distributions	61
8.06	Recapture of Payments	64
8.07	Age 59 1/2 Withdrawals	64
8.08	Required Minimum Distributions	65

ARTICLE 9 Administration of Plan		71

9.01	Plan Administrative Committee	71
9.02	Duties of Committee	72
9.03	Meetings	72
9.04	Actions By the Committee	72
9.05	Compensation and Bonding	72
9.06	Establishment of Rules and Interpretation of Plan	73
9.07	Service in More Than One Fiduciary Capacity	74
9.08	Limitation of Liability	74
9.09	Indemnification	74
9.10	Expenses of Administration	74
9.11	Claims Procedures	75
9.12	Limitation on Actions	81
9.13	Class Action Forum	82

ARTICLE 10 Management of Funds		84

10.01	Trust Agreement	84
10.02	Exclusive Benefit Rule	84
10.03	Committee Power and Duties	84

ARTICLE 11 Assignments and Liens		86

11.01	Nonalienation	86
11.02	Qualified Domestic Relations Orders	87
11.03	Facility of Payment	88
11.04	Information	88
11.05	Construction	88

11.06	Proof of Death and Right of Beneficiary or Other Person	89
11.07	Failure to Locate Recipient	89
11.08	Electronic Transmission of Notices to Participants	89

ARTICLE 12 Amendment, Merger and Termination		90

12.01	Amendment of Plan	90
12.02	Merger or Consolidation	90
12.03	Additional Participating Employers	91
12.04	Termination of Plan	92
12.05	Distribution of Assets on Plan Termination or a Complete Discontinuance of Contributions	92
12.06	Notification of Termination	92

ARTICLE 13 Top-Heavy Provisions		94

13.01	Priority Over Other Plan Provisions	94
13.02	Definitions Used in this Article	94
13.03	Minimum Allocation	97

ARTICLE 14 Limitations on Contributions and Allocations to Participants’ Accounts		99

14.01	Definitions Used in This Article	99
14.02	Actual Deferral Percentage Test	101
14.03	Contribution Percentage Test	104
14.04	Additional Discrimination Testing Provisions	106
14.05	Maximum Annual Additions	108
14.06	Return of Contributions	110
14.07	Contributions in Excess of Section 402(g) Limit	111

ARTICLE 15 General Provisions		113

15.01	No Contract of Employment	113
15.02	Severability	113
15.03	Scrivener’s Errors	113

APPENDIX A - Transfer of Assets from the Jumbo Pictures, Inc.

APPENDIX B - Transfer of Certain Assets to or from the Go. Com Plan

APPENDIX C - Recognition of Service with Acquisitions or Predecessor Employers

APPENDIX D - Transfer of Assets from the Fox Plan

APPENDIX E - Transfer of Assets from the Miramax Plan

APPENDIX F - Transfer of Assets from the Dream Quest Plan

APPENDIX G - Transfer of Assets from the Mammoth Records Plan

APPENDIX H - Transfer of Assets from the ABC, Inc. Savings & Investment Plan

Schedule of Effective Dates

PREAMBLE

DISNEY SAVINGS AND INVESTMENT PLAN

The Disney Salaried Savings and Investment Plan (the “Plan”) was originally adopted, effective May 1, 1984, by The Walt Disney Company (“Company”) by authorization of the Board of its predecessor, Walt Disney Productions, to provide a retirement savings vehicle for certain salaried employees of the Company and such other participating companies as approved by the Company as described in Section 12.03. The Plan was amended thereafter from time to time and was renamed the Disney Savings and Investment Plan effective February 1, 2007.

The Plan, as set forth herein and as amended and restated effective January 1, 2010 (the “Effective Date”), is intended to qualify as a profit sharing plan with a cash or deferred arrangement under Sections 401(a) and 401(k) of the Internal Revenue Code (“Code”). Although the Plan is intended to qualify as a profit sharing plan, employer contributions hereunder may be made without regard to profits. In addition, (a) before October 5, 2010, the ESOP component of the Company Stock Fund and (b) on and after October 5, 2010, the Company Stock ESOP Fund are intended to qualify as an employee stock ownership plan, within the meaning of Section 4975(e)(7) of the Code.

Pursuant to Article 12, the Company shall have the right to amend or terminate the Plan at any time without notice to the Participants or Beneficiaries if the Company so decides in its sole and absolute discretion.

Except as specifically provided otherwise in this document, the provisions of this restatement of the Plan shall apply only to an employee who terminates employment with the employers on or after the Effective Date. A former employee’s eligibility for benefits and the amount of benefits, if any, payable to or on behalf of a former employee shall be determined in accordance with the provisions of the Plan in effect on the date his employment terminated. The benefit payable to or on behalf of an employee included under the Plan in accordance with the following provisions shall not be affected by the terms of any amendment to the Plan adopted after such employee’s employment terminates, unless the amendment expressly provides otherwise. Notwithstanding the Effective Date of this restatement of the Plan:

1.

Article 4 (Allocations to Participants’ Accounts), Article 6 (Investment Elections and Voting of Company Stock), Article 9 (Administration of Plan), Article 10 (Management of Funds), Article 11 (Assignments and Liens), Article 12 (Amendment, Merger and Termination) with the exception of Section 12.03 (Additional Participating Employers), and Article 15 (General Provisions) shall apply to all employees and former employees (to the extent appropriate) who are Participants on or after the Effective Date;

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2.

An employee’s or former employee’s eligibility for and amount of contributions allocated with respect to Plan Years beginning before the Effective Date shall not be affected by the provisions of this restatement of the Plan, except as expressly provided herein;

3.

The provisions of Section 8.05 (Method of Payment for Eligible Rollover Distributions), 8.06 (Recapture of Payments), and 8.08 (Required Minimum Distributions) shall apply, as appropriate, to distributions that occur under the Plan on or after the Effective Date; and

4.

Plan provisions necessary to comply with changes in applicable law effective since the enactment of the Economic Growth and Tax Relief Reconciliation Act of 2001 are effective as of such earlier dates as are set forth in the “Schedule of Effective Dates” attached to this restatement of the Plan. Amendments to the Plan that are not identified in such Schedule (including amendments that are not required to comply with changes in applicable law) shall be effective as of the dates set forth in the prior instruments adopting the amendments (including any prior restatement of the Plan) or in the particular provision of this restatement of the Plan affected by such amendment, and otherwise as of the Effective Date.

To the extent applicable, beneficiary designation forms, qualified domestic relations orders, and any other administrative forms or orders on file with the Committee with respect to Participants and Beneficiaries under the Plan as in effect before the Effective Date shall continue in full force and effect under the Plan on and after the Effective Date, subject to the right of such Participants to change such designations and elections in accordance with Plan terms.

ARTICLE 1

Definitions

1.01	“ABC Employee” means an Employee who is employed by ABC, Inc. or any subsidiary or affiliate of ABC, Inc. that is an Employer.

1.02

“Adjustment Factor” means any of the cost of living adjustment factors prescribed by the Secretary of the Treasury under Section 415(d) of the Code applied to such items and in such manner as the Secretary shall provide.

1.03	“Affiliated Employer” means any company not participating in the Plan that is:

(a)

a member of a controlled group of corporations as defined in Section 414(b) of the Code (determined under Code Section 1563(a) without regard to Code Sections 1563(a)(4) and (e)(3)(C)) with the Company; or

(b)	any trade or business under common control (as defined in Code Section 414(c)) with the Company; or

(c)	a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company; or

(d)	any other entity required to be aggregated with the Company pursuant to Treasury regulations under Code Section 414(o).

Notwithstanding the foregoing, for purposes of Section 14.05, the definitions in Sections 414(b) and (c) of the Code shall be modified by substituting the phrase “more than 50 percent” for the phrase “at least 80 percent” each place it appears in Section 1563(a)(1) of the Code.

1.04	“After-Tax Account” means the account maintained for a Participant to record his after-tax contributions made to the Plan prior to January 1, 1987 and adjustments relating thereto.

1.05

“Aggregate Account” or “Account” means the records, including subaccounts, maintained by the Committee in the manner provided hereunder to determine the interest of each Participant in the assets of the Plan and may refer to any or all of the accounts that a Participant may have under this Plan, namely a Tax-Deferred Account, a Matching Account, a Rollover Account, a Special Account, an After-Tax Account or a Roth Account.

1.06

“Alternate Payee” means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion, of the benefits payable under the Plan with respect to a Participant.

1.07

“Authorized Leave of Absence” means an absence authorized by an Employer or an Affiliated Employer under its standard personnel practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated, provided that the Employee resumes employment with the Employer or an Affiliated Employer or retires within the period specified in the Authorized Leave of Absence. An Employer or an Affiliated Employer is not required to authorize any absence due to a strike, a walkout or a lockout as an Authorized Leave of Absence. An absence due to service in the Uniformed Services of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with an Employer or an Affiliated Employer within the period provided by such law.

1.08

“Beneficiary” means any person, persons or entity named by a Participant by written designation filed with the Committee to receive benefits payable in the event of the Participant’s death, provided that if the Participant is married and he designates someone other than his Spouse as the Beneficiary, the Participant must file a Spousal Consent with the Committee. If any Participant fails to designate a Beneficiary, or if the Beneficiary designated by a deceased Participant dies before the Participant, then the Beneficiary shall be deemed to be the Participant’s surviving Spouse or, if none, then the benefits shall be paid in accordance with the following order of priority:

(a)	the Participant’s children (equally), or if none

(b)	the Participant’s parents (equally), or if none

(c)	the Participant’s brothers and sisters (equally), or if none

(d)	the Participant’s estate.

1.09	“Board” or “Board of Directors” means the Board of Directors of The Walt Disney Company.

1.10

“Break in Service” means an Eligibility Computation Period during which an Employee is credited with less than 501 Hours of Service. Solely for the purpose of determining if an Employee incurred a Break in Service, Hours of Service shall also include hours granted, on the basis of forty-five (45) hours per week, for periods during which an Employee is on an Authorized Leave of Absence.

Notwithstanding the foregoing and solely for the purpose of determining whether a Break in Service has occurred, an Employee shall be credited with up to 501 Hours of Service during a period of absence by reason of:

(a)	The Employee’s pregnancy;

(b)	The birth of a child of the Employee;

(c)	The placement of a child with the Employee in connection with the Employee’s adoption of such child;

(d)	The caring for such child for a period beginning immediately following such birth or placement; or

(e)	The Employee’s own illness or caring for his Spouse or a member of his immediate family pursuant to the Family and Medical Leave Act of 1993 and regulations thereunder.

Hours of Service credited by reason of the above period of absence shall be credited in the Plan Year in which the absence occurs if those Hours of Service are needed to prevent a Break in Service in that year; otherwise, they shall be credited in the immediately following Plan Year. Such Hours of Service shall be equal to the normal number of Hours of Service that would have been credited to the Employee but for the above period of absence; however, in no event shall more than 501 Hours of Service be credited. The Committee may require that an Employee file a written request to receive credit for Hours of Service under this paragraph. Unless otherwise determined by the Committee or an Employer’s personnel practices, an Employee who is absent from work for the reasons described in this paragraph shall be deemed to have terminated employment for all purposes of this Plan other than the special Break in Service rule in this paragraph.

1.11	“Code” means the Internal Revenue Code of 1986, as amended.

1.12	“Committee” means the Investment and Administrative Committee of The Walt Disney Company Sponsored Qualified Benefit Plans and Key Employees Deferred Compensation and Retirement Plan.

1.13	“Company” means The Walt Disney Company and its successors.

1.14	“Company Stock” means common stock of the Company.

1.15	“Company Stock Fund” means the Investment Fund established and maintained before October 5, 2010 pursuant to Section 6.01(a)(i)(A)(I), which consists of an ESOP component and a Non-ESOP component.

1.16	“Company Stock ESOP Fund” means the Investment Fund established and maintained on and after October 5, 2010 pursuant to Section 6.01(a)(i)(A)(II).

1.17	“Company Stock Non-ESOP Fund” means the Investment Fund established and maintained on and after October 5, 2010 pursuant to Section 6.01(a)(i)(A)(III).

1.18

“Compensation” means an Employee’s base pay (excluding overtime, bonuses, relocation reimbursement, stock options, incentive compensation, profit participation, compensation for extended work week, or other extraordinary payments, as determined by the Committee) and an ABC Employee’s commissions and sales bonuses paid during the calendar year by the Employer in return for the Employee’s services. Except, for an ABC Employee who is represented by a collective bargaining representative, “Compensation” means the amount of covered compensation prescribed by the collective bargaining agreement with the Employer pursuant to which he is treated as a Covered Employee. Compensation does not include:

(a)	Employer contributions to any pension plan other than contributions caused by an Employee’s salary deferral reduction pursuant to Section 401(k) of the Code;

(b)	Employer contributions to this Plan or any other plan of deferred compensation maintained by an Employer other than Tax-Deferred Contributions;

(c)	Fringe benefits not taxable to the Employee (other than an elective qualified transportation fringe arrangement described in Code Section 132(f)(4));

(d)	Payments to or on behalf of an individual after he is no longer an Employee;

(e)

Imputed life insurance and all other forms of imputed income (for example, but not by way of limitation, income based on the value of health care coverage for the Employee’s domestic partner, regardless of whether the Employee is permitted to exclude such amount from taxable gross income); and

(f)	back pay.

Except as provided otherwise in Article 3, Compensation shall not, for Plan purposes, exceed the Maximum Compensation Limitation.

1.19	“Covered Employee” means:

(a)	For an Employee who is not an ABC Employee, an Employee who receives Compensation in the form of a salary (as distinguished from hourly-paid

Employees), whether or not such Employee is exempt for wage-and-hour-law purposes. Notwithstanding the above, an Employee as described in any of the following paragraphs shall not be a Covered Employee, except to the extent the Company elects, by written notice, to extend Plan participation to such Employee:

(i)	an Employee who is represented by a union unless the union and the Employer entered into a collective bargaining or other agreement that provides that the individual may participate in the Plan;

(ii)	an Employee who is employed by an Employer pursuant to an oral or written agreement that provides that the individual shall not be eligible to participate in the Plan;

(iii)	an Employee who is a “Leased Employee” (determined, for this purpose, without regard to the requirement that services be performed for at least one year);

(iv)	an Employee who is a non-resident alien with no United States source income; and

(v)	an Employee designated by an Employer as employed in a division or group, or at a site that the Employer determined, on a nondiscriminatory basis, shall not be eligible to participate in the Plan.

(b)

For an ABC Employee, an Employee who is a regular Full-Time Employee or a regular Part-Time Employee and who is remunerated in U.S. currency, except that an ABC Employee described by any of the following paragraphs shall not be a Covered Employee:

(i)

an Employee who is represented by a union unless the union and his Employer have entered into a collective bargaining or other agreement that provides that the Employee shall participate in the Plan; or

(ii)

an Employee if at the time of the adoption of the Plan by his Employer, or thereafter, the Employer elects to exclude some or all employees described in Section 410(b)(3)(C) of the Code and the Employee is excluded from the Plan by reason of such election; or

(iii)

an individual who is employed as a “daily hire” which means, for purposes of this paragraph (iii) and subject to the provisions of applicable collective bargaining agreements, an Employee who is hired by his Employer on a day to day basis, usually for a one-day assignment; or

(iv)

an individual who is hired for what is intended by his Employer to be a temporary period for a position in connection with a special event, such as Olympics coverage or Presidential election coverage; or

(v)	an individual who is hired in a position for a specific prime time program or series produced by the Entertainment Division of the ABC Television Network; or

(vi)	an individual who is employed pursuant to an agreement that provides that the individual shall not be eligible to participate in the Plan; or

(vii)

an individual who is not classified as an employee by the Employer, but who is treated as an Employee by reason of being treated as a “common law” employee of the Employer pursuant to the standards prescribed by Internal Revenue Service Revenue Ruling 87-41 or any successor thereto; or

(viii)	an Employee who is an Employee by reason of being treated as a Leased Employee (determined, for this purpose, without regard to the requirement that services be performed for at least one year); or

(ix)	an Employee whose basic compensation for services on behalf of the Employer is not paid directly by the Employer; or

(x)	an Employee of any division, unit, or department designated by the Employer to be a non-participating division, unit, or department.

Notwithstanding the provisions of paragraphs (iv) and (v) above, an ABC Employee described in either of said paragraphs shall be treated as a Covered Employee to the extent that the terms of a collective bargaining agreement to which his Employer is a party require the Employee to be treated as a Covered Employee. Expiration of a collective bargaining agreement shall not by itself affect an Employee’s status as a Covered Employee pending execution of a new collective bargaining agreement. For purposes of this subsection (b), a “Full-Time Employee” means an ABC Employee who is designated as full-time by his Employer under standards uniformly applied to similarly situated employees and a “Part-Time Employee” is an ABC Employee who is not a Full-Time Employee, including an ABC Employee who is designated as “casual” by his Employer.

(c)

For purposes of this definition of “Covered Employee,” and notwithstanding any other provisions of the Plan to the contrary, individuals who are not classified by the Company, in its discretion, as employees under Code Section 3121(d) (including but not limited to, individuals classified by the Company as independent contractors and non-employee consultants) and individuals who are classified by the Company, in its discretion, as employees of any entity other than the Company or an Affiliated Employer do not meet the definition of Covered Employee and are ineligible for benefits under the Plan, even if the classification by the Company is determined to be erroneous, or is retroactively revised. In the event the classification of an individual who is excluded from the definition of Covered Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from the definition of Covered Employee and shall be ineligible for benefits for all periods prior to the date the Company determines its classification of the individual is erroneous or should be revised. The foregoing sets forth a clarification of the intention of the Company regarding participation in the Plan for any Plan Year, including Plan Years prior to the amendment of this definition of “Covered Employee.”

1.20	“Effective Date” means January 1, 2010, the date this amended and restated Plan becomes effective. The Plan was originally effective May 1, 1984.

1.21	“Eligibility Computation Period” means, with respect to an Employee, the applicable of (a) or (b) as follows:

(a)	the 12-consecutive-month period commencing on the Employee’s Employment Commencement Date in which he is credited with at least 1,000 Hours of Service; or

(b)

in the case of an Employee who is not credited with at least 1,000 Hours of Service in the 12-month period described in Section 1.21(a) above, a Plan Year, commencing with the Plan Year beginning immediately following the Employee’s Employment Commencement Date, in which he has been credited with at least 1,000 Hours of Service.

An Employee’s Eligibility Computation Periods are subject to and may be ignored pursuant to the Rule of Parity.

Notwithstanding the foregoing, individuals who (i) became Employees as a result of the acquisition of Anaheim Property, Inc. (d.b.a.) as Pan Pacific Hotel Anaheim or the entity commonly know as the California Angeles, or (ii) were employees of Carlson Travel dedicated to the Disney account who became Employees as a result of an immediate transfer from Carlson Travel shall be deemed to have completed one Eligibility Computation Period on their Employment Commencement Date, provided that they had completed a least one year of prior service with their relevant employers on such date.

1.22

“Eligible Employee” means a Covered Employee who has attained age eighteen (18) and has reached the ninetieth (90th) day following his Employment Commencement Date; provided, however, that the requirement that the Covered Employee attain age eighteen (18) shall not apply to an ABC Employee.

1.23	“Employee” means any person receiving Compensation for services rendered to an Employer or an Affiliated Employer, whose Compensation is subject to withholding of

United States federal income tax and/or for whom Social Security contributions are made by an Employer or an Affiliated Employer, including any Leased Employee but excluding any person who serves solely as a director or independent contractor. In determining whether an individual is an Employee for purposes of the Plan, the individual shall only be classified as an Employee with respect to a period of time only if the Employer or Affiliated Employer treated the individual as a common law employee for payroll tax purposes for such period of time, regardless of any later determination that such individual was or may have been a common law employee during such period. Notwithstanding the foregoing, a Leased Employee, although not treated as a common law employee for payroll tax purposes by an Employer or an Affiliated Employer, shall be considered an Employee under the Plan.

Employee excludes the following:

(a)	an individual who serves solely as a director or independent contractor or an individual whom the Employer or Affiliated Employer regards to be an independent contractor;

(b)

an individual who is not classified as an Employee by an Employer or Affiliated Employer, but who is treated as an Employee by reason of being treated as a “common law” employee of the Employer or Affiliated Employer pursuant to the standards prescribed by Internal Revenue Service Ruling 87-41 or any successor thereto;

(c)	an individual whose basic compensation for services on behalf of an Employer or Affiliated Employer is not paid directly by an Employer or Affiliated Employer; and

(d)

an individual working for a company providing goods or services (including temporary employee services) to an Employer or Affiliated Employer whom the Employer or Affiliated Employer does not regard to be a common law employee of the Employer or Affiliated Employer.

1.24	“Employer” means the Company and any subsidiary or affiliate of the Company that adopts this Plan in accordance with Section 12.03.

1.25

“Employment Commencement Date” means, subject to any applicable Appendix, the first date as of which an Employee is credited with an Hour of Service for an Employer or an Affiliated Employer. For an Employee of an entity that first becomes an Affiliated Employer on or after December 3, 2007, the first date as of which the Employee is credited with an Hour of Service shall be determined taking into account hours of service with such entity (determined under Section 1.29 as if the entity had been at all times an Affiliated Employer), but only if the Board of Directors or the Committee has not determined in advance that service with such entity will not be credited for this purpose.

1.26

“Enrollment Date” means the first day of the first payroll period after an Employee becomes an Eligible Employee, or the beginning of any payroll period thereafter, as of which the Eligible Employee elects to commence participation in the Plan in accordance with Section 2.02.

1.27	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.28	“Highly Compensated Employee” means for any Plan Year, any Employee of the Employer or an Affiliated Employer (whether or not eligible for participation in the Plan) who:

(a)	was a 5 percent owner (as defined in Section 414(q)(2) and Section 416(i) of the Code) for such Plan Year or the prior Plan Year, or

(b)

for the preceding Plan Year received Statutory Compensation in excess of $110,000 (which is the dollar amount in effect for the Plan Year beginning on the Effective Date and the immediately preceding Plan Year), and was among the highest 20 percent of employees for the preceding Plan Year when ranked by Statutory Compensation paid for that year, excluding, for purposes of determining the number of such employees, such Employees as the Committee may determine on a consistent basis pursuant to Section 414(q) of the Code. The $110,000 dollar amount in the preceding sentence shall be adjusted from time to time for the cost of living in accordance with Section 414(q) of the Code.

Notwithstanding the foregoing, Employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer that constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

The Employer’s top-paid group election as described above shall be used consistently in determining Highly Compensated Employees for determination years of all employee benefit plans of the Employer and Affiliated Employers to which Section 414(q) of the Code applies (other than a multiemployer plan) that begin with or within the same calendar year, until such election is changed by Plan amendment in accordance with IRS requirements. The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.29	“Hour of Service” means, with respect to any applicable computation period:

(a)	each hour for which an Employee is paid or is entitled to payment for the performance of duties for an Employer or an Affiliated Employer during the applicable computation period;

(b)

each hour for which an Employee is paid, or is entitled to payment, by an Employer or an Affiliated Employer on account of a period during which no duties are performed (regardless of whether the employment relationship has terminated) because of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, but:

(i)

no more than 501 Hours of Service are to be credited under this subsection (b) to an Employee for any single continuous period during which he performs no duties (whether or not the period occurs in a single computation period);

(ii)

an hour is not credited where an individual directly or indirectly is paid or is entitled to payment because of a period during which no duties are performed if that payment is made or is due under a plan maintained solely for the purpose of complying with applicable workers’ compensation or unemployment compensation or disability insurance laws; and

(iii)

Hours of Service will not be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred. For purposes of this subsection (b), a payment is deemed to be made by or be due from an Employer or an Affiliated Employer regardless of whether it is made by or due from that entity directly or indirectly through a trust fund or insurers (among others) to which that entity contributes or pays premiums and regardless of whether contributions made or due to the trust fund or insurer or other funding vehicle are for the benefit of particular individuals or are on behalf of a group of individuals in the aggregate.

(c)

each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Affiliated Employer. The same Hours of Service must not be credited both under subsection (a) or (b) and also under this subsection (c). Thus, for example, if an Employee receives a back-pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited, he is not entitled to additional credit for the same Hours of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (b) is subject to the limitations set forth in that subsection. For example, no more than 501 Hours of Service are required to be credited for payment of back pay, to the extent that the back pay is awarded or agreed to for a period of time during which an Employee did not or would not have performed duties.

(d)	For determining Hours of Service for reasons other than the performance of duties, the special rule provided in 29 C.F.R. Section 2530.200b-2(b) is incorporated by reference. That rule provides that Hours of Service are credited on the basis of the number of hours in the Employee’s regular work schedule or, in the case of a payment not calculated in units or time, by dividing the payment in question by the Employee’s most recent hourly rate of pay.

(e)

For purposes of crediting Hours of Service to computation periods, the special rule provided in 29 C.F.R. Section 2530.200b-2(c) is incorporated by reference. That rule provides that Hours of Service are credited to an Employee in the computation periods covered by the Employee’s regular work schedule during the period of nonperformance.

(f)	The determination of Hours of Service must be made from records of hours worked and hours for which payment is made or due.

(g)

For purpose of determining Hours of Service credited each Employee must be credited with at least forty-five (45) Hours of Service for each week for which he would be required to be credited with at least one Hour of Service under subsection (a).

(h)	Hours of Service credit for a period of “qualified military service” shall be determined in accordance with Section 2.04.

1.30

“Income” means the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their then fair market value.

1.31	“Investment Fund” means the one or more investment funds provided pursuant to Section 6.01(a) hereof.

1.32

“Leased Employee” means any person (other than a person treated as a common law employee of the Employer or Affiliated Employer) who, pursuant to an agreement between the Employer or Affiliated Employer and any other person (“leasing organization”), performed services for the Employer or Affiliated Employer or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year (i.e., has completed at least 1,500 Hours of Service in the initial 12 consecutive months services were performed or during any Plan Year that begins during or after such initial year) and such services are performed under the primary direction of or control by the Employer or Affiliated Employer. In the case of any person who is a Leased Employee before or after a period of service as an Employee, the entire period during which he performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Participant of the Plan.

1.33	“Matching Account” means the account maintained for a Participant to record Matching Contributions made on his behalf pursuant to Section 3.02 and adjustments relating thereto.

1.34	“Matching Contribution” means the Employer Matching Contribution made to the Plan on behalf of a Participant pursuant to Section 3.02.

1.35

“Maximum Compensation Limitation” means $245,000 as of the Effective Date, adjusted thereafter for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

1.36	“Participant” means any individual on whose behalf any Accounts are maintained under the Plan, the balance of which has not been distributed in full to him or his Beneficiary.

1.37

“Plan” means the Disney Savings and Investment Plan (the “Disney Salaried Savings and Investment Plan” before February 1, 2007) as set forth in this document, and as it may be amended from time to time.

1.38	“Plan Year” means the calendar year, except for the short year from May 1, 1984 through December 31, 1984, which was the first year of the Plan.

1.39

“Qualified Domestic Relations Order” means a domestic relations order that creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or portion of the benefits payable with respect to a Participant. The order must (a) be a judgment, decree or order (including the approval of a property settlement agreement) that is made pursuant to a state domestic relations law, (b) relate to the provision of child support, alimony payments or marital property rights for the benefit of a Spouse, former Spouse, child, or other dependent of the Participant, and (c) otherwise meets the requirements of Section 206(d)(3) of ERISA and Section 414(p) of the Code, as determined by the Committee.

1.40	“Reemployment Commencement Date” means the date an Employee first is credited with an Hour of Service following a prior Break in Service.

1.41	“Rollover Account” means the account maintained for a Participant to record his Rollover Contributions to the Trust Fund pursuant to Section 3.05 and adjustments relating thereto.

1.42	“Rollover Contribution” means a Rollover Contribution made to the Plan by a Participant pursuant to Section 3.05.

1.43

“Roth Account” means the account maintained for a Participant to record contributions made on his behalf by an Employer pursuant to a Roth Contribution agreement described in Section 3.08, any rollover Roth amounts accepted by the Plan pursuant to Section 3.05(b), and adjustments relating to Roth Contributions or rollover Roth amounts.

1.44	“Roth Contributions” means an Employer’s contribution made to the Plan on behalf of a Participant pursuant to a Roth Contribution agreement described in Section 3.08.

1.45

“Rule of Parity” means a rule pursuant to which an Employee who incurs a Break in Service shall have his Eligibility Computation Periods that occur prior to such Break in Service ignored or restored. If an Employee incurs a Break in Service prior to becoming eligible to participate hereunder, his Eligibility Computation Periods prior to such Break in Service shall not be taken into account if the number of consecutive one-year Breaks in Service equals or exceeds the greater of the Employee’s Eligibility Computation Periods completed prior to the first such Break in Service or five. Eligibility Computation Periods previously eliminated by a prior application of this Section 1.45 shall not be counted for purposes of this Section 1.45.

1.46	“Section 402(g) Limit” means for any calendar year, the dollar limitation contained in Code Section 402(g) in effect for such calendar year.

1.47	“Special Account” means the account maintained for a Participant to record Special Contributions made on his behalf pursuant to Section 3.03, and adjustments relating thereto.

1.48	“Special Contribution” means the Employer Special Contribution made to the Plan on behalf of a Participant pursuant to Section 3.03.

1.49

“Spousal Consent” means written consent given by a Participant’s Spouse to an election made by the Participant of a specified form of benefit or a designation by the Participant of a specified Beneficiary other than the Spouse. The specified form or specified beneficiary shall not be changed unless further Spousal Consent is given, unless the Spouse expressly waives the right to consent to any future changes. Spousal Consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the Spouse of the Participant’s election. The requirement for Spousal Consent may be waived by the Committee if it is established to its satisfaction that there is no Spouse, or that the Spouse cannot be located, or because of such other circumstances as may be established by applicable law. Spousal Consent shall be applicable only to the particular Spouse who provides such consent.

1.50

“Spouse” means a “spouse” as defined by the Defense of Marriage Act (Pub. Law No. 104-199). The term “Spouse” also shall include a former Spouse of a Participant to the extent required by a Qualified Domestic Relations Order.

1.51

“Statutory Compensation” means “compensation” actually paid or made available to the Participant (or includable in the gross income of the Participant) by the Employer or an Affiliated Employer, where “compensation” includes the items described in Treas. Reg. § 1.415(c)-2(b)(1) and (2), but excludes the items described in Treas. Reg. § 1.415(c)-2(c). Statutory Compensation includes amounts that would otherwise be included in compensation as described in the immediately preceding sentence but for an election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b); provided, however, that amounts not included in income under Section 125 of the Code include any amount not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage, but only if the Employer or Affiliated Employer does not otherwise request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan. Notwithstanding the foregoing, Statutory Compensation shall not include compensation paid or made available to the Participant after the Participant’s termination of employment with the Employer or Affiliated Employer, except (I) regular pay (within the meaning of Treas. Reg. § 1.415(c)-2(e)(3)(ii)) that is paid by the later of two and one-half months after the Participant terminates employment or the end of the Plan Year or limitation year (as applicable) in which the Participant terminates employment and (II) differential pay amounts required to be included pursuant to Code Section 414(u)(12).

1.52

“Tax-Deferred Account” means the account maintained for a Participant to record contributions made on his behalf by an Employer pursuant to a Tax-Deferred Contribution agreement described in Section 3.01 and adjustments relating thereto.

1.53	“Tax-Deferred Contributions” means an Employer’s contribution made to the Plan on behalf of a Participant pursuant to a Tax-Deferred Contribution agreement described in Section 3.01.

1.54	“Trust Agreement” means the trust agreement or agreements that may be established from time to time hereunder and as the same may from time to time be amended and/or restated.

1.55	“Trust Fund” means all money or other property that is held by the Trustee, pursuant to the terms of the Trust Agreement.

1.56

“Trustee” means the entity or its successor acting as the trustee under the Trust Agreement, or any other trustee or trustees designated in any trust agreement or agreements that may be established to carry out the purposes of this Plan.

1.57

“Valuation Date” means the date as of which the Trustee shall determine the value of the assets in the Trust Fund for purposes of enabling the Committee or its delegate to determine the value of the Aggregate Accounts.

ARTICLE 2

Eligibility and Participation

2.01	Eligibility

Only Eligible Employees may participate in this Plan.

2.02	Participation

Any individual who was a Participant in the Plan immediately preceding the Effective Date shall be considered a Participant on the Effective Date. Thereafter, an Eligible Employee shall become a Participant as of the first Enrollment Date after he:

(a)	authorizes his Tax-Deferred Contributions in accordance with Section 3.01 or Roth Contributions in accordance with Section 3.08;

(b)	names a Beneficiary; and

(c)	selects investment fund(s) pursuant to Article 6.

The Company may, in its sole and absolute discretion, waive any or all of the participation requirements set forth above for the Employees of any Employer.

2.03	Reemployment of Former Employees and Former Participants

Any person employed by an Employer as an Eligible Employee who was previously a Participant or was previously eligible to become a Participant shall be immediately eligible to become a Participant in the Plan. Any other person reemployed by an Employer may participate in the Plan on meeting the requirements of Section 2.02.

2.04	Special Rules Relating to Veteran’s Reemployment Rights Under USERRA

(a)

Notwithstanding any contrary provision of the Plan, the rules of Sections 2.04(d) and 2.04(e) shall apply to any Participant who is reemployed upon return from qualified military service as set forth in Sections 2.04(b) and 2.04(c). It is intended that contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

(b)

“Qualified military service” means any service in the uniformed services, as defined in chapter 43 of title 38, United States Code, by an individual if the individual is entitled to reemployment rights under chapter 43 with respect to such service.

(c)	A Participant shall be treated as reemployed upon returning to work with an Employer or Affiliated Employer following qualified military service if:

(i)	The Participant did not separate from military service with a disqualifying discharge or under other than honorable conditions;

(ii)

The Participant, or an appropriate officer of the uniformed service, gave the Employer or Affiliated Employer advance notice of his intent to serve (unless prevented by military necessity or impossible or unreasonable under all circumstances);

(iii)

The Participant has five years or less of cumulative qualified military service in his employment relationship with the Employer or Affiliated Employer (excluding any periods that are disregarded when applying the five-year limit under chapter 43 of title 38, United States Code); and

(iv)

The Participant reports for work or submits an application for reemployment with the Employer or Affiliated Employer in a timely manner. Subject to special rules set forth in chapter 43, title 38 of the United States Code for individuals who are hospitalized or convalescing from illness or injury, a reemployment request is timely if the Participant reports for work or submits an application for reemployment to the Employer or Affiliated Employer after his period of qualified military service ends as follows:

Period of Qualified Military Service	Deadline for Report/Submission

Fewer than 31 days or any length if the service was for purposes of fitness examination

The beginning of the first full regularly-scheduled work period on the first full calendar day following completion of the service, and the expiration of 8 hours after a period allowing for safe transportation from the place of that service to the Participant’s residence (unless impossible or unreasonable)

31 to 180 days	Within 14 days (unless impossible or unreasonable)

181 days or more	Within 90 days

(d)	In the event this Section 2.04 applies to a Participant:

(i)	The Participant shall not incur a Break in Service by reason of his period of qualified military service.

(ii)

The Participant’s period of absence due to qualified military service shall be included in the determination of his Hours of Service, his status as an Eligible Employee under Section 1.22, and his eligibility for Matching Contributions under Section 3.02(b), as if the Participant had remained employed in the position he held with the Employer or Affiliated Employer before such absence began.

(iii)

The Participant shall be deemed to have received Compensation during the period of absence due to qualified military service at the rate he would have received Compensation had he remained employed as an Employee for that period or, if such rate is not reasonably certain, on the basis of the Participant’s average rate of Compensation during the 12-month period immediately preceding such period of qualified military service (or, if shorter, the period of the Participant’s employment as an Employee immediately preceding such period).

(e)	In the event this Section 2.04 applies to a Participant, he shall be permitted to make additional Tax-Deferred Contributions or Roth Contributions as provided in this Section 2.04(e):

(i)

Tax-Deferred Contributions or Roth Contributions made under this Section 2.04(e) must be made within five years (or, if less, three times the length of his most recent period of qualified military service) after his reemployment and while the Participant is an Employee.

(ii)

The maximum amount of Tax-Deferred Contributions or Roth Contributions that the Participant may make under this Section 2.04(e) is the maximum amount of Tax-Deferred Contributions or Roth Contributions that he would have been permitted to make during the period of absence due to qualified military service if he had continued to be employed by the Employer during such period in the position he held with the Employer immediately before such absence and received Compensation as set forth in Section 2.04(d)(iii). The maximum amount of Tax-Deferred Contributions or Roth Contributions so determined shall be reduced by the amount of any Tax-Deferred Contributions or Roth Contributions actually made by the Participant during his period of absence due to qualified military service.

(iii)

The Employer shall contribute Matching Contributions that would have been attributable to Tax-Deferred Contributions or Roth Contributions made pursuant to this Section 2.04(e) as soon as practicable after such Tax-Deferred Contributions or Roth Contributions are made.

(iv)	Contributions made pursuant to this Section 2.04(e):

(A) shall not be taken into account for purposes of the Section 402(g) Limit and the otherwise applicable limitations under Section 14.05 for the taxable year or limitation year in which the contributions are made; rather such contributions shall be taken into account for purposes of such limitations for the year to which the contributions relate; and

(B) shall not be taken into account for purposes of the limitations described in Sections 14.02 or 14.03 for any year.

(v)

Although Tax-Deferred Contributions, Roth Contributions or Matching Contributions made under to this Section 2.04(e) may relate to a prior period, no investment earnings or losses shall be credited to such contributions prior to the date they are actually made.

(f)	In the event a Participant has an outstanding loan under the Plan at the time a period of qualified military service begins, the rules set forth in Section 7.02(f) shall apply.

(g)

In accordance with Code Section 401(a)(37) and guidance issued thereunder, the survivors of a Participant who dies while performing qualified military service shall be eligible for any additional benefits (other than additional contributions related to the period of qualified military service) that would have been provided under the Plan if the Participant had resumed employment as described in Section 2.04(c) and immediately thereafter terminated employment due to death.

(h)

To the extent required by Code Section 414(u)(12) and guidance issued thereunder, an individual receiving differential wage payments (within the meaning of Code Section 3401(h)(2)) from the Employer or an Affiliated Employer shall be treated as an employee and the differential wage payments shall be treated as compensation.

(i)	The following distribution options are available to Participants (including Participants who have terminated employment) who are absent from work due to military service:

(i)	A Participant who, by reason of being a member of a reserve component (as defined in section 101 of title 37, United States Code), is ordered or called to active duty after September 11, 2001 for a period in excess of 179 days or for an indefinite period may elect a distribution of all or part of his Tax-Deferred Account and Roth Account in the form of a lump sum. Such election may be made, in the form and manner prescribed by the Committee, at any time during the period beginning on the date of such order or call (or January 1, 2009 if later) and ending at the close of the active duty period.

(ii)

A Participant who is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days may elect a distribution of all or part of his Tax-Deferred Account and Roth Account in the form of a lump sum. Such election may be made, in the form and manner prescribed by the Committee, at any time during such active duty period. If a Participant who has not terminated employment receives a distribution under this clause (ii) that is not otherwise permitted under clause (i) above or Section 8.07 of the Plan, the Participant shall be prohibited from making Tax-Deferred Contributions or Roth Contributions under this Plan during the six-month period beginning on the date of the distribution. This clause (ii) is intended to satisfy the requirements of Code Section 414(u)(12)(B) and shall be construed in a manner that will effectuate this intent.

2.05	Transferred Participants

(a)

If a Participant remains in the employ of an Employer or an Affiliated Employer but ceases to be an Eligible Employee, his participation under the Plan shall be suspended, provided, however, that during the period of his employment in such ineligible position:

(i)	he shall cease to have any right to elect Tax-Deferred or Roth Contributions or to make Rollover Contributions;

(ii)	he shall not receive allocations of Matching Contributions or Special Contributions;

(iii)	he shall continue to participate in income allocations pursuant to Section 4.02(a); and

(iv)	the provisions of Articles 6 and 8 shall continue to apply.

(b)

If an Employee again becomes an Eligible Employee, his rights and privileges as an Eligible Employee under this Plan shall be restored. In addition, to the extent applicable, the Employee’s Matching Contribution for the Plan Year in which he again becomes an Eligible Employee shall be determined under Section 3.02 after taking into account any tax-deferred, Roth and matching contributions allocated to the Employee for such Plan Year under any qualified defined contribution plan maintained by an Affiliated Employer in which the Employee was participating immediately before he resumed Eligible Employee status.

2.06	Termination of Employment and Termination of Participation

Under this Plan, termination of employment occurs on the date an Employee is no longer employed with an Employer or an Affiliated Employer. An Eligible Employee’s participation in the Plan shall terminate on the date he terminates employment, unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when those benefits are distributed to him.

ARTICLE 3

Contributions

3.01	Tax-Deferred Contributions

(a)

A Tax-Deferred Contribution represents an agreement by an Eligible Employee with his Employer to accept a reduction in Compensation in consideration of a contribution to the Plan by the Employer on the Participant’s behalf in the same amount.

(b)

In accordance with rules that the Committee shall prescribe from time to time, an Eligible Employee may elect to enter into an agreement with his Employer as described in Section 3.01(a) by indicating the amount of Tax-Deferred Contributions he wishes to be contributed by his Employer. Tax-Deferred Contributions shall be subject to the following:

(i)

Tax-Deferred Contributions may be any whole percentage of a Participant’s Compensation (determined without regard to the Maximum Compensation Limitation) between one (1) percent and fifty (50) percent.

(ii)

Except as provided in Section 2.04 or 3.07, a Participant’s Tax-Deferred Contributions for any Plan Year may not exceed the Section 402(g) Limit for the applicable Plan Year or fifty (50) percent of the Participant’s Compensation for the Plan Year limited by the Maximum Compensation Limitation, if less.

(iii)	Tax-Deferred Contributions shall be made by regular payroll reduction.

(c)

Tax-Deferred Contribution elections are effective following the Participant’s Enrollment Date or as soon as administratively feasible thereafter. An election of Tax-Deferred Contributions shall remain in force until changed in the form and manner specified by the Committee. A Participant may elect to cease contributions at any time. Elections to increase, decrease or cease Tax-Deferred Contributions are effective as soon as administratively possible following receipt by the Committee. A Participant may not change his election with respect to Tax-Deferred Contributions already made by payroll deduction. Notwithstanding the foregoing, if a Participant is reclassified or transferred to an employment category not included among Eligible Employees, deferrals shall cease as of the first payroll period in which the reclassification or transfer is effective.

Notwithstanding any contrary provision of this Section 3.01, if the amount being deducted from a Participant’s Compensation is changed due to an error by the Company, the Participant shall be deemed to have elected to make such change, as of the effective date of the change, if the Participant does not advise the Committee in writing (or by any other means that is acceptable to the Committee) of his objection to such change within 90 days after his receipt of the first paycheck (or payroll advice) reflecting such change.

(d)

Tax-Deferred Contributions shall be transmitted to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets, but no later than the fifteenth business day of the month following the payroll month in which the Tax-Deferred Contribution was deducted from the Participant’s Compensation.

(e)	All Tax-Deferred Contributions are subject to the limitations of Article 14 and the further limitations of this Article.

3.02	Matching Contributions

(a)

Each Employer will contribute, with respect to Participants employed by it who have met the eligibility requirements set forth in Section 3.02(b), a Matching Contribution equal to 50% of so much of the aggregate Tax-Deferred Contributions and Roth Contributions made on behalf of the Participant for the Plan Year as do not exceed 4% of the Participant’s Compensation for the Plan Year, determined without regard to the Maximum Compensation Limitation, disregarding, for the Plan Year in which the Participant first satisfies the eligibility requirements, contributions made and Compensation earned before the Participant satisfies the eligibility requirements or enrolls in the Plan, if later;

provided, however, that Matching Contributions made on behalf of a Participant for any Plan Year shall not exceed 2% of the Participant’s Compensation for the Plan Year, limited by the Maximum Compensation Limitation.

(b)

A Participant shall be eligible for Matching Contributions if he is a Covered Employee who has attained age eighteen (18) and has reached the one-year anniversary of his Employment Commencement Date; provided, however, that the requirement that the Covered Employee attain age eighteen (18) shall not apply to an ABC Employee.

(c)	Notwithstanding the foregoing, Matching Contributions of the Employers are discretionary and are not required.

(d)

All Matching Contributions shall be paid to the Trustee no later than the time prescribed by law for filing the federal income tax returns of the Employers, including any extensions granted for the filing of such tax returns.

(e)	All Matching Contributions are subject to the limitations of Article 14 and the further limitations of this Article.

3.03	Special Contributions

(a)	Special Contributions are not required and are made at each Employer’s discretion.

(b)

Special Contributions may be made to correct an Actual Deferral Percentage test failure under Section 14.02, or to correct a Contribution Percentage test failure under Section 14.03, provided that the requirements for taking such contributions into account in such tests as set forth in applicable Treasury regulations (including the requirement that such contributions not be disproportionate) are met.

(c)

Special Contributions are made on behalf of Participants who are not Highly Compensated Employees and who are actively employed by the Employer on the last day of the pay period for which a Special Contribution is made.

(d)

All Special Contributions shall be paid to the Trustee no later than the time prescribed by law for filing the federal income tax returns of the Employers, including any extensions granted for the filing of such tax returns.

(e)	All Special Contributions are subject to the limitations of Article 14 and the further limitations of this Article.

3.04	Deductibility Limitations and Form of Contribution

(a)

In no event shall the aggregate Tax-Deferred, Roth, Matching and Special Contributions of the Employers exceed the amount deductible by the Employers for such Plan Year for income tax purposes as a contribution to the Trust under the applicable provisions of the Code. All Participant Tax-Deferred or Roth Contribution elections, Matching Contributions and Special Contributions are specifically conditioned on such deductibility.

(b)	All contributions of the Employers shall be in cash, except that Matching Contributions and Special Contributions may be made in the form of Company Stock.

3.05	Rollover Contributions

(a)

Subject to Committee procedures and without regard to any limitations on contributions set forth in this Plan, the Plan may receive from a Covered Employee, regardless of whether he is an Eligible Employee, in cash, any portion of:

(i)

An Eligible Rollover Distribution (as defined in Section 8.05(d)(i)) paid to the Covered Employee from a qualified trust described in Code Section 401(a), an annuity plan described in Code Section 403(a), an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, provided that the Covered Employee pays over such amount to the Trustee on or before the 60th day after the day it was received by the Covered Employee;

(ii)

An Eligible Rollover Distribution (as defined in Section 8.05(d)(i)) paid as a direct rollover to the Trustee on behalf of the Covered Employee by a qualified trust described in Code Section 401(a), an annuity plan described in Code Section 403(a), an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

(iii)

A distribution described in Code Section 408(d)(3)(A)(ii) (as modified by Code Section 408(d)(3)(D)) from a conduit individual retirement account or annuity paid to the Covered Employee provided that the Covered Employee pays over such amount to the Trustee on or before the 60th day after the day it was received by the Covered Employee.

(b)	Notwithstanding the foregoing:

(i)

the Plan shall not accept any after-tax amounts under this Section 3.05; that is, amounts (other than Roth amounts described below in paragraph (iii)) that would not be taxable to the Covered Employee upon distribution from this Plan;

(ii)	the Plan shall not accept any amounts from a Covered Employee or on behalf of a Covered Employee from a contributory individual retirement account or annuity of the Covered Employee; and

(iii)

the Plan may accept a “rollover” contribution to a Participant’s Roth Account only if it is a direct rollover from another Roth contribution account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(c)

Upon approval by the Committee the amount transferred to the Plan by the Covered Employee shall be deposited by the Trustee. Any rollover Roth amounts accepted pursuant to Section 3.05(b)(iii) shall be credited to the Covered Employee’s Roth Account, and any other rollover amounts shall be credited to the Covered Employee’s Rollover Account. A Covered Employee shall be 100% vested in his Rollover Account and such Rollover Account shall share in allocations of income, gains and losses from investment options.

(d)

Upon a transfer described in this Section 3.05 by a Covered Employee who is not a Participant, the Covered Employee’s Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

(e)

The Committee shall develop such other procedures and may require such information from a Covered Employee desiring to make a rollover as it deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Section 3.05 and that the amount rolled over qualifies for rollover treatment pursuant to applicable provisions of the Code.

3.06	After Tax-Contributions

Voluntary after-tax contributions made by a Participant prior to January 1, 1987 are maintained in his After-Tax Account, which is 100% vested and nonforfeitable at all times.

3.07	Catch-up Contributions

All Employees who are eligible to make Tax-Deferred Contributions under this Plan and who have attained age 50 before the end of the Plan Year shall be eligible to make catch-up contributions in accordance with and subject to the limitations of Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up contributions.

3.08	Roth Contributions

(a)

Eligible Employees will be permitted to make Roth Contributions. A Roth Contribution represents an agreement by an Eligible Employee with his Employer to (i) accept a reduction in Compensation in consideration of a contribution to the Plan by the Employer on the Participant’s behalf in the same amount, (ii) designate the contribution irrevocably, at the time of the election as a Roth Contribution that is being made in lieu of all or a portion of the Tax-Deferred Contribution the Participant is otherwise eligible to make under Section 3.01 of the Plan; and (iii) provide that the contribution will be treated by the Employer as includable in the Participant’s income pursuant to Section 402A of the Code.

(b)	An Eligible Employee may enter into an agreement with his Employer as described in Section 3.08(a) in accordance with the same rules that apply to Tax-Deferred Contributions under Section 3.01(b).

(c)

An Eligible Employee’s aggregate Tax-Deferred and Roth Contributions shall not exceed the limits set forth in Section 3.01(b), the limitations of Article 14, or the further limitations of this Article.

(d)	Roth Contribution elections and Roth Contributions shall be subject to Sections 3.01(c) and 3.01(d), respectively.

ARTICLE 4

Allocations to Participants’ Accounts

4.01	Individual Accounts

The Committee shall create and maintain adequate records to disclose the interest in the Trust Fund of each Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have any or all of the following separate accounts: a Tax-Deferred Account, a Roth Account, a Matching Account, a Special Account, a Rollover Account and an After-Tax Account. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required. Distributions and withdrawals made from an account shall be charged to the account as of the date paid.

4.02	Account Allocations

The Accounts of Participants and Beneficiaries shall be adjusted in accordance with the following:

(a)

Income: As of each Valuation Date, each Investment Fund shall be revalued separately. Based on such revaluation of the Investment Funds, each Account shall be revalued as of the applicable Valuation Date to reflect its proportionate share of investment experience since the immediately preceding Valuation Date.

(b)

Tax-Deferred Contributions: As of each Valuation Date, the Tax-Deferred Contributions received by the Trust Fund since the immediately preceding Valuation Date shall be allocated to the Tax-Deferred Accounts of the Participants on whose behalf such contributions were made.

(c)

Matching Contributions: As of each Valuation Date, the Matching Contributions received by the Trust Fund since the immediately preceding Valuation Date shall be allocated to the Matching Account of the Participants on whose behalf such contributions were made.

(d)

Special Contributions: As of each Valuation Date, Special Contributions received by the Trust Fund since the immediately preceding Valuation Date shall be allocated to the Special Accounts of Participants who are not Highly Compensated Employees and who were actively employed on the last day of the pay period for which the Special Contribution was made. The allocation for each Participant eligible to receive a share of the allocation shall be equal to the total amount of the Special Contribution divided by the total number of Participants eligible to receive an allocation of Special Contributions. Therefore, each eligible Participant shall receive the same dollar amount of allocation of Special Contributions as each other eligible Participant.

(e)

Rollover Contributions: As of each Valuation Date, the Rollover Contributions received by the Trust Fund since the immediately preceding Valuation Date on behalf of a Participant shall be allocated to such Participant’s Rollover Account.

(f)

Roth Contributions: As of each Valuation Date, the Roth Contributions and any rollover Roth amounts received by the Trust Fund since the immediately preceding Valuation Date shall be allocated to the Roth Accounts of the Participants on whose behalf such Roth Contributions and Roth rollovers were made.

4.03	Limitation on Allocations

Notwithstanding any of the foregoing, the amount of contributions that may be allocated to a Participant’s Aggregate Account for a Plan Year shall be subject to the limitations under Sections 401(k), 401(m) and 415 of the Code as set forth in Article 14.

4.04	No Guarantee

The Employers, the Committee, and the Trustee do not guarantee the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of the assets of the Trust Fund.

4.05	Statement of Accounts

The Committee will furnish each Participant, each Alternate Payee, and each Beneficiary of a deceased Participant, at least quarterly, a statement showing the value of his Aggregate Account, the allocations to and distributions from his Accounts, and such other information as may be required by applicable law. No statement will be provided to a Participant or Beneficiary after the Participant’s entire vested and nonforfeitable interest in his Accounts is distributed.

ARTICLE 5

Vesting

5.01	Nonforfeitability

Except as provided in Section 11.07 and Article 14, the interest of each Participant in his Aggregate Account shall be 100% vested and nonforfeitable at all times.

ARTICLE 6

Investment Elections and Voting of Company Stock

6.01	Investment Options

(a)	The assets of the Trust Fund shall be maintained in multiple Investment Funds so as to provide alternative investment vehicles for the assets of the Plan. Such separate funds shall include:

(i)

Funds Investing in Company Stock. Each of the Company Stock funds described in Section 6.01(a)(i)(A) shall be an Investment Fund under the Plan when indicated, subject to Sections 6.01(a)(i)(B) through 6.01(a)(i)(F):

(A) The Company Stock funds offered under the Plan on and after the Effective Date shall be as follows:

(I) The Company Stock Fund (a fund unitized as described in Section 6.01(a)(i)(C)(I)) shall be an investment fund under the Plan through October 4, 2010, after which it shall be replaced by the Company Stock ESOP Fund described in Section 6.01(a)(i)(A)(II) and shall no longer be available under the Plan. Before October 5, 2010, the Company Stock Fund shall consist of two components, the ESOP component and the Non-ESOP component:

(a) The ESOP component shall constitute an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code (herein referred to as the “ESOP” with respect to periods before October 5, 2010). No contribution made to the Plan for years beginning on or after the Effective Date may be contributed to the ESOP component.

(b) The Non-ESOP component shall not constitute an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code. The Non-ESOP component shall be available for investment of contributions made for years beginning on or after the Effective Date, but will not be available after October 4, 2010. If a Participant has directed that all or any portion of the contributions to his Account shall be invested in Company Stock, the Participant’s direction shall be deemed to refer exclusively to the Non-ESOP component of the Company Stock Fund in the case of contributions made for years beginning on or after the Effective Date that are contributed before October 5, 2010.

Participant elections pursuant to Section 6.01(d)(ii) to transfer funds from another Investment Fund into the Company Stock Fund that are effective before October 5, 2010 shall be deemed to occur between the ESOP component of the Company Stock Fund and the other Investment Fund. Participant elections pursuant to Section 6.01(d)(ii) to transfer funds from the Company Stock Fund to another Investment Fund that are effective before October 5, 2010 will be deducted first from the Participant’s interest in the Non-ESOP component of the Company Stock Fund; once all funds in the Non-ESOP component have been transferred, any remaining funds necessary to complete the transfer will be deducted from the Participant’s interest in the ESOP component.

(II) The Company Stock ESOP Fund (a share-accounted fund as described in Section 6.01(a)(i)(C)(II)) shall be an Investment Fund under the Plan on and after October 5, 2010. The Company Stock ESOP Fund shall constitute an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code (herein referred to as the “ESOP” with respect to periods on and after October 5, 2010). No contribution made to the Plan on or after October 5, 2010 may be invested in the Company Stock ESOP Fund. However, all Participant Account balances invested in the unitized Company Stock Fund described in Section 6.01(a)(i)(A)(I) (including both the ESOP and Non-ESOP components) as of the close of business on October 4, 2010 shall be transferred to and invested in the share-accounted Company Stock ESOP Fund as of October 5, 2010. In addition, on and after October 5, 2010, Participants may elect to transfer funds from another Investment Fund (other than the Company Stock Non-ESOP Fund described in Section 6.01(a)(i)(A)(III)) into the Company Stock ESOP Fund and to transfer funds from the Company Stock ESOP Fund to another Investment Fund (other than the Company Stock Non-ESOP Fund) pursuant to Section 6.01(d)(ii).

(III) The Company Stock Non-ESOP Fund (a share-accounted fund as described in Section 6.01(a)(i)(C)(II)) shall be an Investment Fund under the Plan on and after October 5, 2010. The Company Stock Non-ESOP Fund shall not constitute an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code. Contributions made to the Plan on or after October 5, 2010 that are subject to a Participant’s direction to invest in Company Stock shall be invested in the Company Stock Non-ESOP Fund. Participants may not elect to transfer funds from another Investment Fund into the Company Stock Non-ESOP Fund, although Participants may elect to transfer funds from the Company Stock Non-ESOP Fund to another Investment Fund (other than the Company Stock ESOP Fund described in Section 6.01(a)(i)(A)(II)) pursuant to Section 6.01(d)(ii). In each Plan Year beginning on or after January 1, 2011, all assets of the Company Stock Non-ESOP Fund shall be transferred to the Company Stock ESOP Fund as of the earliest business day after the record date for the Company Stock dividend and before the close of such year as is administratively practicable.

(B) The Company Stock funds described in Section 6.01(a)(i)(A) shall not be managed investment funds and shall be invested, to the maximum extent practicable, entirely in Company Stock at all times. Before October 5, 2010, to satisfy daily Participant requests for transfers and payments, the Company Stock Fund described in Section 6.01(a)(i)(A)(I) also shall include cash or short-term liquid investments in accordance with this paragraph. The Committee shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target liquidity percentage and drift allowance for such short-term liquid investments. The Trustee is responsible for ensuring that the actual cash held in the Company Stock Fund before October 5, 2010 falls within the agreed on range over time.

(C) (I) For periods before October 5, 2010, each Participant’s proportional interest in the Company Stock Fund shall be measured in units of participation rather than in shares of Company Stock. Such units shall represent a proportionate interest in all of the assets of the Company Stock Fund, which include shares of Company Stock, short-term investments and, at times, receivables for dividends and/or Company Stock sold and payables for Company Stock purchased. A Net Asset Value (“NAV”) per unit will be determined as of each Valuation Date for each unit outstanding of the Company Stock Fund. The NAV shall be adjusted by gains or losses realized on sales of Company Stock, appreciation or depreciation in the market price of those shares owned, interest on the short-term investments held by the Company Stock Fund, expenses that pursuant to the Committee’s direction the Trustee accrues or pays from the Company Stock Fund, commissions on purchases and sales of Company Stock, and as otherwise provided in the Trust Agreement.

(II) For periods on or after October 5, 2010, each Participant’s proportional interest in the Company Stock ESOP Fund or the Company Stock Non-ESOP Fund shall be measured in full and fractional shares of Company Stock held by the Company Stock ESOP Fund or the Company Stock Non-ESOP Fund, respectively.

Any and all rights to sell Company Stock shall be administered in accordance with the Company’s insider trading policy.

(D) The Company, the settlor of the Plan, intends the Company Stock funds described in Section 6.01(a)(i)(A) to offer eligible employees opportunities to invest indirectly in Company Stock and to participate in the performance of Company Stock on terms similar to those that apply to Company shareholders. The Company intends the Company Stock funds described in Section 6.01(a)(i)(A) to offer such opportunities over an indefinite period of time during which the performance of Company Stock could vary widely. The Company intends such Company Stock funds to continue to offer such opportunities under all market conditions and regardless of the current, recent, or historical performance of the Company or Company Stock (for example, regardless of whether, over any period of time (of whatever duration), the Company pays dividends to its shareholders and regardless of whether, over any period of time (of whatever duration), the market price of Company Stock (I) rises or falls, (II) is volatile or stable, or (III) is high or low in relation to any reference point). The Company recognizes that an investment in an undiversified fund, such as the Company Stock Fund, the Company Stock ESOP Fund, or the Company Stock Non-ESOP Fund, is subject to greater risk than is an investment in a diversified fund, and the Company expects eligible employees to take that greater risk into account when deciding whether to participate (or to continue participating) in any such fund.

(E) Because the purpose of the Company Stock funds described in Section 6.01(a)(i)(A) is to offer eligible employees opportunities to invest indirectly in Company Stock and to participate in the performance of such stock on terms similar to those that apply to Company shareholders, the Plan’s fiduciaries and administrators shall not (I) disclose material non-public information regarding the Company or

Company Stock to the Plan, to the Trustee or other Plan fiduciaries, or to Participants or their Beneficiaries or Alternate Payees before such information is publicly disclosed or (II) based on such non-public information (and before such information is publicly disclosed), cause the Plan, the Trustee or other Plan fiduciaries, or Participants or their Beneficiaries or Alternate Payees to take any action with respect to Company Stock (such as buying or selling Company Stock or directing funds into or out of a Company Stock fund described in Section 6.01(a)(i)(A)).

(F) Each Participant shall be entitled to elect, at such time and such manner as the Committee shall prescribe, to receive a distribution from the Plan of an amount in cash equal to the Participant’s proportional interest in any dividends paid with respect to Company Stock held on the record date for the dividend by the ESOP component of the Company Stock Fund or the Company Stock ESOP Fund, as applicable. A Participant may make such an election with respect to the dividends paid on any given date only if the value of the Participant’s proportional interest in the dividends paid on such date exceeds $10. Participants shall not be entitled to elect under this subparagraph to receive a distribution from the Plan of dividends paid with respect to Company Stock held on the record date for the dividend by the Non-ESOP component of the Company Stock Fund or the Company Stock Non-ESOP Fund, as applicable. Dividends paid with respect to Company Stock held on the record date for the dividend by:

(I) the ESOP component of the Company Stock Fund or the Company Stock ESOP Fund, as applicable, with respect to which no election to receive a cash distribution has been made or is available, or

(II) the Non-ESOP component of the Company Stock Fund or the Company Stock Non-ESOP Fund, as applicable,

shall be reinvested in additional shares of Company Stock (before October 5, 2010, to the extent it is unnecessary to retain such dividends as cash to maintain any target liquidity percentage), and the Aggregate Accounts of eligible Participants will be credited with additional units of participation for reinvestments before October 5, 2010 and additional shares and/or fractional shares of Company Stock for reinvestments on or after October 5, 2010.

(ii)

Other Funds. Additional Investment Funds may be established by the Committee, which (except to the extent provided to the contrary in this Section 6.01) shall have the sole discretion to determine the number and character of such additional Investment Funds. The Committee, in its sole discretion, shall have the authority to limit or eliminate the availability of any of the Investment Funds established pursuant to this Section 6.01(a)(ii); provided, however, that the Committee, in its capacity as the Plan’s investment fiduciary, shall not have the authority to limit or eliminate the availability of any Company Stock fund described in Section 6.01(a)(i)(A).

(b)

Subject to the provisions of Section 6.01(f), the Committee shall adopt such rules and procedures as it deems advisable with respect to all matters relating to the selection and use of the Investment Funds, provided that all Participants are treated uniformly.

(c)

Except to the extent that a Participant’s loan is considered a separate investment pursuant to Section 7.01, each Participant shall designate the Investment Fund(s) (to the extent such Investment Fund(s) are available for new contributions) under which his Tax-Deferred, Roth, After-Tax, Rollover, Matching, and Special Contributions and loan repayments under Article 7 are to be invested. Such designation shall be in the form and manner prescribed by the Committee. If a Participant fails to designate the Investment Fund(s) under which any of his contributions are to be invested, such contributions shall be invested in the default Investment Fund(s) specified in the Trust Agreement.

(d)

A Participant may (i) change his election of Investment Funds with respect to his future contributions, or (ii) redesignate the proportions and/or the Investment Funds in which amounts already allocated to his Tax-Deferred, Roth, After-Tax, Rollover, Matching, and Special Accounts shall be invested (to the extent such Investment Fund(s) are available to accept contributions or transferred amounts). Elections made under this Section 6.01(d) shall be in the form and manner prescribed by the Committee, and shall be subject to any limitations described elsewhere in this Section 6.01.

(e)	If a Participant dies, his Beneficiary has the same investment election rights as the Participant had prior to his death, until the Participant’s Aggregate Account is distributed to the Beneficiary.

(f)

The Plan, including its constituent ESOP, is intended to constitute a plan described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations, Section 2550.404c-1. As such, the Plan’s fiduciaries may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant or a Beneficiary.

(g)

Each Participant is solely responsible for the selection of his investment options. The Trustee, the Committee, the Employers, and the officers, supervisors and other employees of the Employers are not empowered to advise a Participant as to the manner in which his accounts shall be invested. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that particular Investment Fund.

(h)

Notwithstanding the foregoing provisions of Sections 6.01(a) through (g), the Plan shall comply with the diversification requirements of Section 401(a)(35) of the Code and Treasury regulations and other applicable guidance issued thereunder. In this respect, a Participant, Beneficiary, or Alternate Payee shall be eligible to transfer all or part of the portion of his Aggregate Account that is invested (I) before October 5, 2010, in the Company Stock Fund or (II) on or after October 5, 2010, in the Company Stock ESOP Fund or the Company Stock Non- ESOP Fund to any of the other available Investment Funds (to the extent available for transfers in), as provided in Section 6.01(c) or (d). In addition:

(i)

The Investment Funds described in Section 6.01(a) shall include not less than three Investment Funds, other than any Company Stock fund described in Section 6.01(a)(i)(A), into which a Participant, Beneficiary, or Alternate Payee may elect to transfer amounts invested in such a Company Stock fund. Each such additional Investment Fund shall be diversified and have materially different risk and return characteristics (or shall qualify to be treated as such pursuant to Treasury regulations or other applicable guidance).

(ii)	The rules adopted by the Committee pursuant to Section 6.01(b):

(A) shall provide Participants, Beneficiaries, and Alternate Payees with reasonable, periodic opportunities to direct the transfer described in (i), occurring not less frequently than quarterly; and

(B) shall not impose direct or indirect restrictions or conditions with respect to investment in any Company Stock fund described in Section 6.01(a)(i)(A) that are not imposed on investments in other Investment Funds, other than restrictions or conditions required or designed to ensure compliance with securities laws (such as, the rules that permit a three-day settlement period for securities transactions) or such other restrictions or conditions as may otherwise be permitted under Treasury regulations or other applicable guidance.

(iii)

The Committee shall notify Participants, Beneficiaries, and Alternate Payees of their diversification rights at the time, in the manner, and to the extent required pursuant to Section 101(m) of ERISA and regulations and other guidance issued thereunder.

6.02	Voting of Company Stock

(a)

Voting. Each Participant with an interest in any Company Stock fund described in Section 6.01(a)(i)(A) shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote):

(i)	before October 5, 2010, that number of shares of Company Stock attributable to the units of participation in the Company Stock Fund that are credited to the Participant’s Aggregate Account, or

(ii)

on or after October 5, 2010, the full and fractional shares of Company Stock held by the Company Stock ESOP Fund and the Company Stock Non-ESOP Fund that are credited to the Participant’s Aggregate Account, in either case, hereinafter referred to as the “Participant’s interest in Company Stock.” Directions from a Participant to the Trustee concerning the voting of Company Stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Committee. These directions shall be held in confidence by the Trustee and shall not be divulged to the Committee, the Company, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Company Stock reflecting the Participant’s interest in Company Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall vote shares of Company Stock reflecting the Participant’s interest in Company Stock for which it has received no direction from the Participant in the same proportion on each issue as it votes those shares reflecting Participants’ interests in Company Stock for which the Trustee has received voting directions from Participants.

(b)

Tender and Exchange Offers. Each Participant with an interest in any Company Stock fund described in Section 6.01(a)(i)(A) shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Company Stock reflecting such Participant’s interest in Company Stock described in the first sentence of Section 6.02(a). Directions from a Participant to the Trustee concerning the tender of Company Stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Committee. These directions shall be held in confidence by the Trustee and shall not be divulged to the Committee, the Company, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. The Trustee shall tender or not tender shares of Company Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not tender shares of Company Stock reflecting a Participant’s interest in Company Stock for which it has received no direction from the Participant.

(i)

Withdrawal of Tender. A Participant who has directed the Trustee to tender some or all of the shares of Company Stock reflecting the Participant’s interest in Company Stock may, at any time prior to the tender offer withdrawal deadline, direct the Trustee to withdraw some or all of the tendered shares reflecting the Participant’s interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(ii)

Tender Proceeds. A direction by a Participant to the Trustee to tender shares of Company Stock reflecting the Participant’s interest in Company Stock shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable interest in the Plan. The Trustee shall credit to each Account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered from the Account. Pending receipt of directions from the

Participant or the Committee, as provided in the Plan, as to which of the remaining Investment Funds the proceeds should be invested in, the Trustee shall invest the proceeds in such Investment Fund(s) as may be prescribed by the Trust Agreement.

(iii)	Exchange Offers. All of the provisions of this Section 6.02(b) shall apply to exchange offers as well as to tender offers.

(c)

Other Shareholder Rights. With respect to all shareholder rights other than the right to vote, the right to tender or exchange, and the right to withdraw shares previously tendered, in the case of Company Stock, the Trustee shall follow the procedures described in Section 6.02(a).

(d)	Stock Conversions. All of the provisions of this Section 6.02 shall apply to securities received as a result of a conversion of Company Stock.

ARTICLE 7

Participant Loans

7.01	Loans to Active Participants

The Committee shall direct the Trustee to loan a Participant or Alternate Payee who is actively employed by an Employer an amount from his Tax-Deferred, Roth, After-Tax, Matching, Special and Rollover Accounts in accordance with the rules of this Section and the Plan’s loan rules, which shall be considered to be a part of the Plan.

(a)	A Participant or Alternate Payee may have only one outstanding loan at a time.

(b)

A Participant’s or Alternate Payee’s loan shall not be less than $1,000 and shall not exceed the lesser of (i) $50,000, reduced to the extent of the Participant’s or Alternate Payee’s highest outstanding loan balance during the immediately prior 12-month period (ending the day before the new loan is granted) under the Plan and any other qualified plan maintained by the Employer or an Affiliated Employer or (ii) 50% of the total dollar value of the Participant’s or Alternate Payee’s Tax-Deferred, Roth, After-Tax, Matching, Special and Rollover Accounts as of the date the loan is made.

(c)	Spousal Consent for a loan will not be required.

(d)	All loans shall be subject to the approval of the Committee and to such rules or regulations as the Committee shall adopt.

(e)	An application for a loan by a Participant or Alternate Payee shall be made in accordance with the administrative procedures set forth by the Committee.

(f)

Each loan shall be made at a reasonable rate of interest determined in accordance with the Plan’s loan rules. The interest rate so determined with respect to a particular loan shall be fixed for the duration of such loan. Each loan shall be secured by the balance remaining in the borrower’s Aggregate Account or by such other security as the Committee may deem to be adequate.

(g)	Each loan shall be treated as a separate investment of the funds credited to a Participant’s or Alternate Payee’s Tax-Deferred, Roth, After-Tax, Matching, Special or Rollover Account.

(h)	For loans funded on or after the Effective Date, loan proceeds shall be taken from the Participant’s or Alternate Payee’s Aggregate Accounts in the following order:

(i)	first, the Rollover Account;

(ii)

second, that portion of the Tax-Deferred Account attributable to Tax-Deferred Contributions that are not catch-up contributions described in Section 3.07 (with amounts attributable to Tax-Deferred Contributions made before 2003 taken first to the extent such amounts are accounted for separately);

(iii)	third, the After-Tax Account;

(iv)	fourth, that portion of the Tax-Deferred Account attributable to Tax-Deferred Contributions that are catch-up contributions described in Section 3.07;

(v)	fifth, the Matching Account; and

(vi)	lastly, the Roth Account.

(i)

In accordance with Code Section 72(p)(3), the Committee shall notify the borrower that no interest deduction can be claimed with respect to any loan secured by the borrower’s Tax-Deferred Account or Roth Account.

(j)	Loan documentation will be processed within the time periods established by the Committee in its administrative procedures.

7.02	Repayment of Loans

(a)	The period of repayment for any loan shall be arrived at by agreement between the Committee and the borrower, but all loans shall become due and payable on termination of employment. The repayment period shall be in full year increments and shall not exceed five (5) years, except that a 30-year repayment period may apply to any loan used for the purpose of purchasing a home that is the Participant’s or Alternate Payee’s principal residence.

(b)	Loans may be repaid in full at any time. Partial prepayment is not allowed.

(c)

On the Participant’s or Alternate Payee’s termination of employment, the full amount of the loan becomes due and payable, regardless of whether a distribution is made pursuant to Section 8.03 at that time.

(d)

Repayment of loans shall be by regular payroll deduction, and all loans shall be contingent on the borrower’s payroll deduction authorization, provided that if a Participant is subsequently granted an unpaid leave of absence or is transferred to an Affiliated Employer or a position or location with the Employer that is not covered by the Plan (or ceases to have sufficient compensation from which the loan payment can be made), the Participant must continue to make timely level installment payments of principal and interest, by certified check, bank check, or money order or by such other method as may be prescribed by the Committee. Loan payments shall be transmitted to the Trustee in accordance with the Committee’s usual administrative practice, provided that, if a Participant’s loan is funded in part by an amount attributable to his Roth Account, a proportionate share of each of the Participant’s loan payments shall be allocated to the Participant’s Roth Account.

(e)

Loan defaults shall be treated as taxable distributions pursuant to Code requirements, but may not be applied to the borrower’s collateral in his Tax-Deferred, Roth, Matching, or Special Account until such time as a distribution from such accounts could otherwise be made under the Plan.

(f)

Notwithstanding the foregoing, in the event a Participant enters qualified military service as defined in Section 2.04(b), loan repayments shall be suspended (and interest shall cease to accrue) during the period of service, and the period of repayment shall be extended by the number of months of the period of qualified military service; provided, however, if the Participant incurs a termination of employment and requests a distribution pursuant to Article 8, the loan shall be canceled, and the outstanding loan balance shall be distributed pursuant to Article 8.

ARTICLE 8

Distributions to Participants and Beneficiaries

8.01	Withdrawals from After-Tax Account and Rollover Account

(a)

A Participant may elect to withdraw amounts credited to his After-Tax Account, provided that the minimum withdrawal amount shall be $250 or, if less, the total value of the Participant’s After-Tax Account.

(b)

A Participant may elect to withdraw amounts credited to his Rollover Account, provided that the minimum withdrawal amount shall be $250 or, if less, the total value of the Participant’s Rollover Account.

(c)	Elections under this Section 8.01 shall be on forms approved by the Committee for that purpose.

8.02	Hardship Withdrawals

(a)	A Participant who either:

(i)	has not terminated employment, or

(ii)	has terminated employment but is a former ABC Employee who first became a member under the ABC, Inc. Savings & Investment Plan before January 1, 1995,

may request a distribution in the event the Participant has a hardship as defined in subsections (b) and (c). Hardship withdrawals are limited to the excess of the total amount of the Participant’s Rollover Account, the total amount of the Participant’s Matching Account, the value of the Participant’s Tax-Deferred Account as of December 31, 1988, plus the principal of the Participant’s Tax-Deferred Contributions made from and after January 1, 1989 and the principal of the Participant’s Roth Contributions over any outstanding loan the Participant may have and the sum of any prior hardship withdrawals. A hardship withdrawal shall not be made for an amount less than $250.

(b)

A distribution will be made on account of hardship only if the distribution is necessary to satisfy an immediate and heavy financial need of the Participant. For purposes of this Plan, a distribution is made on account of an immediate and heavy financial need of the Participant only if the distribution is for:

(i)

the payment of medical expenses described in Section 213(d) of the Code incurred or to be incurred by the Participant, the Participant’s Spouse, any dependents of the Participant (as defined in Section 152 of the Code, but without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)), or the Participant’s Beneficiary;

(ii)

costs directly related to the purchase of a principal residence for the Participant or a major rehabilitation of the living quarters of the Participant’s principal residence, but excluding mortgage payments;

(iii)

the payment of tuition, related educational fees, room and board for up to the next twelve (12) months of post-secondary education for the Participant, his or her Spouse, children, dependents (as defined in Code Section 152, but without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)), or the Participant’s Beneficiary;

(iv)	the prevention of the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)

the payment of burial or funeral expenses for the Participant’s Spouse, child, parent, mother-in-law, father-in-law, other dependents (as defined in Code Section 152, but without regard to Section 152(d)(1)(B)), or Beneficiary; or

(vi)

the payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (without regard to whether the loss exceeds 10% of adjusted gross income).

(c)	A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Participant only if all three (3) of the following requirements are satisfied:

(i)	the distribution is not in excess of the amount required to relieve the immediate and heavy financial need of the Participant (taking into account the taxable nature of the distribution);

(ii)

the Participant has obtained (or is currently obtaining) all distributions, withdrawals, and loans available under the Plan and all other plans maintained by any Employer or any Affiliated Employer (including any available distribution of dividends described in Section 6.01(a)(i)(F)) other than hardship distributions and the Participant represents in writing, on forms provided by the Committee and by providing any documentation required by the Committee, that the need cannot be relieved through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, by cessation of Tax-Deferred and Roth Contributions under the Plan, by withdrawals, distributions (other than hardship distributions) or nontaxable loans (at the time of the loan) from any plan maintained by any other entity by which the Participant is employed, or by borrowing from commercial sources on reasonable commercial terms; and

(iii)	the Committee determines that it can reasonably rely on the Participant’s written representation.

(d)

Distributions pursuant to this Section will be made as soon as practicable following the Committee’s approval of the Participant’s written request for withdrawal and will be made in the form of a single lump sum payment. The Committee may request any documentation it may require from a Participant to make a determination that the Participant is eligible for a hardship withdrawal hereunder.

(e)

A Participant who receives a hardship withdrawal under this Section 8.02 shall be prohibited from making Tax-Deferred or Roth Contributions under this Plan and elective deferrals and employee contributions under all other plans of the Employer or an Affiliated Employer for six months after receipt of the distribution.

(f)	All hardship withdrawal elections must be made on forms approved by the Committee for that purpose.

8.03	Distributions on Account of Termination of Employment

(a)

Except as set forth in Section 8.03(c) below, distribution of a Participant’s Aggregate Account shall commence as soon as practicable after the Participant’s termination of employment. A Participant’s distributable Aggregate Account is based on the value of that Account as of the Valuation Date the Aggregate Account is to be distributed, except that there will be added to the value of the Participant’s Aggregate Account the fair market value of any amounts allocated to his Aggregate Account under Article 4 after that Valuation Date. If a loan is outstanding from the Trust Fund to the Participant on the date of distribution, the amount distributed will be reduced by the outstanding loan balance. The distribution will be paid to the Participant’s Beneficiary in the event the Participant’s termination of employment is caused by his death. In all other cases, payment will be made to the Participant.

(b)

Distributions will be in the form of a lump sum cash payment, except that the Participant may request that any portion of the Participant’s Aggregate Account that is invested in a Company Stock fund described in Section 6.01(a)(i)(A) will be distributed in shares of Company Stock, plus cash for any fractional shares.

(c)

If the Participant’s termination of employment is due to reasons other than death and if the amount of his Aggregate Account (determined without regard to the value of his Rollover Account) exceeds the Cashout Limit, the Committee will not automatically distribute the Participant’s Aggregate Account. The Cashout Limit is $1,000 for distributions after March 27, 2005.

The Participant may elect an immediate lump sum distribution at any time after his termination of employment; however, a Participant may elect to delay his distribution until the earliest date that distribution of his Aggregate Account must commence pursuant to Section 8.08. All elections under this Section 8.03(c) shall be made in the manner approved by the Committee.

(d)

If a Participant dies prior to receiving the lump sum distribution of his Aggregate Account under this Section, the distribution shall be paid to the Participant’s Beneficiary as soon as practical after the Participant’s death. Notwithstanding the foregoing, in the event of the death of a Participant who is an ABC Employee (including a former ABC Employee) before he has received distribution of his Aggregate Account, distribution to such Participant’s Beneficiary shall be made as of the Valuation Date coincident with or next following the Participant’s normal retirement date (or the Participant’s date of death if later) or as of such earlier Valuation Date as the Beneficiary may elect in such form and manner, and at such time, as the Committee shall prescribe, provided that the Beneficiary shall receive distribution no later than the date on which distribution is required to be made pursuant to Section 8.08. For purposes of the immediately preceding sentence, “normal retirement date” shall mean the first day of the month coincident with or next following the date the Participant attained or would have attained age 65.

(e)

It is possible for a Participant or Beneficiary to receive a distribution under this Section before all Matching and Special Contributions on behalf of the Participant are made to the Trust Fund. In such case, such additional amounts shall be paid to the Participant or Beneficiary as soon as practical after the Trust Fund’s receipt thereof.

(f)	If a Participant who terminated employment again becomes an Employee before commencing a distribution of his Aggregate Account, no distribution from the

Trust Fund will be made while he is an Employee, and amounts distributable to him on account of his prior termination will be held in the Trust Fund until he is again entitled to a distribution under the Plan. If a Participant who terminated employment again becomes an Employee after commencing a distribution of his Aggregate Account (including in a form other than a lump sum that may be preserved in an Appendix to the Plan for account balances transferred to the Plan from other plans), distributions that have begun shall continue while he is an Employee. However, amounts, if any, that are contributed to the Plan by or on behalf of the Employee during his reemployment will be held in the Trust Fund until he is again entitled to a distribution under the Plan.

(g)

Notwithstanding any provision of this Plan to the contrary, a lump sum payment shall be made in lieu of all vested benefits if the value of the vested portion of the Participant’s Aggregate Accounts (determined without regard to the value of his Rollover Account) does not exceed the Cashout Limit. The Cashout Limit is $1,000 for distributions after March 27, 2005.

8.04	Restrictions and Requirements on Distributions

(a)

Except for distributions permitted under Section 8.01 with respect to Participants who withdraw from their After-Tax Account or Rollover Account, Section 8.02 with respect to Participants who suffer a hardship, Section 8.07 with respect to Participants who reach age 59- 1/2, or Section 2.04(i) for certain Participants on active military duty, a Participant’s interest in the Plan will not be distributed before the Participant’s termination of employment or death; provided, however, that if:

(i)

The Plan is terminated without the establishment or maintenance by the Employers of an alternative defined contribution plan (within the meaning of Code Section 401(k)(10), Section 1.401(k)-1(d)(4) of the Treasury regulations, and other applicable guidance), or

(ii)

A Participant incurs a “severance from employment” (within the meaning of Code Section 401(k)(2)(B), Section 1.401(k)-1(d)(2) of the Treasury regulations, and other applicable guidance) on account of an Employer’s or Affiliated Employer’s sale of the assets in a trade or business or sale of a subsidiary, the Participant shall receive, or be entitled to receive payment of his Accounts following such event in accordance with the provisions of this Article 8, including Section 8.04(b).

(b)

An event described in Section 8.04(a)(i) that otherwise would permit distribution of a Participant’s interest in the Plan will not be treated as described in Section 8.04(a)(i) unless the Participant receives a lump sum distribution by reason of the event. A lump sum distribution for this purpose will be a distribution described in Section 402(e)(4)(D) of the Code (without regard to subclauses (I), (II), (III), and (IV) of clause (i) thereof).

(c)

The provisions of this Section 8.04(c) will apply to restrict the Committee’s ability to delay the commencement of distributions. Except as otherwise provided in this Article 8, distribution of the Participant’s interest in his Aggregate Account shall begin no later than the 60th day after the close of the Plan Year in which occurs the latest of:

(i)	The Participant’s 65th birthday;

(ii)	The tenth anniversary of the date on which he became a Participant; or

(iii)	The date he terminates employment.

(d)	The provisions of Section 8.08 will apply to restrict a Participant’s ability to delay distribution of benefits.

(e)

The Committee or its delegate shall provide recipients of a benefit hereunder with appropriate claim forms, election forms, withholding forms and an officially approved notice supplied by the Secretary of the Treasury that specifies certain information regarding the federal income tax treatment of Plan benefits paid in the form of a lump sum.

8.05	Method of Payment for Eligible Rollover Distributions

(a)

Notwithstanding any provision of the Plan to the contrary, if a Distributee is entitled to receive an Eligible Rollover Distribution that exceeds $200, the Distributee may elect, at the time and in the manner prescribed by Committee and in accordance with this Section 8.05, to have his Eligible Rollover Distribution paid in accordance with one of the following methods:

(i)	all of the Eligible Rollover Distribution shall be paid directly to the Distributee;

(ii)	all of the Eligible Rollover Distribution shall be paid as a Direct Rollover to the Eligible Retirement Plan designated by the Distributee; or

(iii)

the portion of the Eligible Rollover Distribution as designated by the Participant, which portion shall be at least $500 or such lesser amount as the Committee shall determine, shall be paid as a Direct Rollover to the Eligible Retirement Plan designated by the Distributee and the balance of the Eligible Rollover Distribution shall be paid directly to the Distributee.

(b)

No less than thirty (30) days and no more than one hundred eighty (180) days prior to the Distributee’s payment date, the Committee shall provide the Distributee with an election form and a notice that satisfies the requirements of Section 1.411(a)-11(c) of the Treasury regulations and Section 402(f) of the Code.

(c)

Notwithstanding the provisions of Section 8.05(b) above, distributions paid in accordance with Section 8.05(a) may commence less than 30 days after the material described in Section 8.05(b) is given to the Distributee provided that:

(i)

If the Distributee is the Participant, the value of his Aggregate Accounts (determined without regard to the value of his Rollover Account) does not exceed the Cashout Limit. The Cashout Limit is $1,000 for distributions after March 27, 2005; or

(ii)

The Distributee is notified that he has the right to a period of at least thirty (30) days after receipt of the material to decide whether or not to elect a distribution and, after receipt of such notification, the Distributee affirmatively elects to receive a distribution.

(d)	The following definitions apply to the terms used in this Section 8.05:

(i)	“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(A) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten (10) years or more;

(B) Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(C) Any amount that is distributed on account of hardship; and

(D) Any other type of distribution that the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an Eligible Rollover Distribution pursuant to Section 402(c) of the Code.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions that are not includible in an Employee’s gross income. However, such portion may be paid only to (A) an individual retirement account or annuity described in Code Section 408(a) or (b), or (B) an annuity contract described in Code Section 403(b) or a qualified plan described in Code

Section 401(a) or 403(a) that separately accounts for amounts so transferred (and earnings thereon), including separately accounting for the portion that is includible in gross income and the portion that is not so includible. Likewise, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Roth contributions, provided that such portion may be paid only to (A) a Roth IRA described in Section 408A(b) of the Code or (B) an applicable retirement plan described in Section 402A(e)(1) of the Code that separately accounts for amounts so transferred (and earnings thereon), and in either case, only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

(ii)

“Eligible Retirement Plan” means any of the following that accepts the Distributee’s Eligible Rollover Distribution: (A) an individual retirement account described in Section 408(a) of the Code, (B) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (C) an annuity plan described in Section 403(a) of the Code, (D) a qualified trust described in Section 401(a) of the Code, (E) an annuity contract described in Section 403(b) of the Code, (F) an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan, and (G) a Roth IRA described in Section 408A(b) of the Code. This definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)). For a non-Spouse Beneficiary described in (iii)(C) below, an eligible retirement plan shall include only an individual retirement plan or annuity described in (A), (B), or (G), above, that is treated as an inherited IRA of the Beneficiary.

(iii)

“Distributee” includes (A) an Employee or former Employee, (B) the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee pursuant to a qualified domestic relations order (with respect to the interest of the Spouse or former Spouse), or (C) a non-Spouse Beneficiary of an Employee or former Employee (with respect to the interest of the Beneficiary).

(iv)	“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

8.06	Recapture of Payments

(a)

By error, it is possible that payments to a Participant or Beneficiary may exceed the amounts to which the recipient is entitled. When notified of the error, the recipient must return the excess to the Trust Fund. This requirement is limited where explicit statutory provisions require limitation.

(b)

To prevent hardship, repayment under Section 8.06(a) may be made in installments, determined at the sole discretion of the Committee. A repayment arrangement, however, may not be contrary to law, and it may not be used as a disguised loan.

(c)	If a Trustee is authorized by statute to recover some payments, no Plan provision may be construed to contravene the statute.

8.07	Age 59 1/2 Withdrawals

A Participant who has attained age 59 1/2 and who has not terminated employment may request a distribution from his Aggregate Account at any time, provided that a distribution shall not be made for an amount less than $250. Such distributions will be made as soon as practicable following the Committee’s receipt of the Participant’s request for withdrawal (on forms approved by the Committee) and will be made in the form of a single lump sum payment.

8.08	Required Minimum Distributions

The following provisions will apply to limit a Participant’s ability to delay the distribution of benefits.

(a)	The provisions of this Section 8.08 will apply for purposes of determining required minimum distributions.

(i)	The requirements of this Section 8.08 will take precedence over any inconsistent provisions of the Plan.

(ii)	All distributions required under this Section 8.08 will be determined and made in accordance with Treasury regulations under Code Section 401(a)(9).

(b)	The Participant’s entire interest will be distributed or begin to be distributed to the Participant no later than the Participant’s required beginning date.

(c)	If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)

If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or, if later, by December 31 of the calendar year in which the Participant would have attained age 70 1/2.

(ii)

If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)

If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)

If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 8.08(c), other than Section 8.08(c)(i), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 8.08(c) and Sections 8.08(g) through (j), unless Section 8.08(c)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 8.08(c)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 8.08(c)(i).

(d)

Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 8.08(e) through (j).

(e)	During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)

The quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-(9) of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)

If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-(9) of the Treasury regulations, using the Participant’s and Spouse’s ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(f)

Required minimum distributions will be determined under Section 8.08(e) beginning with the first distribution calendar year up to and including the distribution calendar year that includes the Participant’s date of death.

(g)

If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant on his or her birthday in the year of death, reduced by one for each subsequent year.

(ii)

If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)

If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, the beneficiary’s remaining life expectancy is based on the age of the beneficiary on his birthday in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(h)	If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the

Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant on his birthday in the year of death, reduced by one for each subsequent year.

(i)

If the Participant dies before the date distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in Section 8.08(c), but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this Section 8.08(i) will apply as if the surviving Spouse were the Participant.

(j)

If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(k)	The following definitions apply for purposes of this Section 8.08:

(i)

“Designated beneficiary” or “beneficiary” means an individual who is designated as the beneficiary under Section 1.08 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4 of the Treasury regulations.

(ii)

“Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.08(c). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	“Life expectancy” means life expectancy based on the Single Life Table under Section 1.401(a)(9)-9 of the Treasury regulations.

(iv)

“Account balance” means the Aggregate Account as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated to the Aggregate Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)

“Required beginning date” means, for a Participant who is a five percent owner (as defined in Code Section 416(i)), the April 1 following the calendar year in which the Participant attains age 70 1/2. For any other Participant, required beginning date means the April 1 following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he terminates employment.

(l)	Notwithstanding anything to the contrary in this Section 8.08, effective for the 2009 distribution calendar year, a Participant who (i) would have been required to receive required minimum distributions for the 2009 distribution calendar year (“2009 RMDs”) but for the enactment of Code Section 401(a)(9)(H), (ii) would have satisfied the requirement by receiving distributions from the Plan that are either equal to the 2009 RMDs or one or more payments in a series of substantially equal distributions (that include 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and his designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), and (iii) has not set up scheduled payments but is receiving required minimum distributions from the Plan automatically will not receive those distributions for the 2009 distribution calendar year unless the Participant elects to receive such distributions. Affected Participants will be given the opportunity to make the elections described in the preceding sentence. A direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).

ARTICLE 9

Administration of Plan

9.01	Plan Administrative Committee

The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be assigned to the Investment and Administrative Committee of The Walt Disney Company Sponsored Qualified Benefits Plans and Key Employees Deferred Compensation and Retirement Plan (the “Committee”), consisting of:

(a)	The individuals holding, from time to time, the following positions within the Company, who shall be voting members of the Committee:

Senior Executive Vice President and Chief Financial Officer

Senior Executive Vice President and General Counsel

Executive Vice President — Planning and Control

Senior Vice President and Treasurer

Senior Vice President — Human Resources

Senior Vice President — Compensation and Benefits; and

(b)	The individuals holding, from time to time, the following positions within the Company or Disney Worldwide Services, Inc., who shall be non-voting members of the Committee:

Vice President — Financial Risk Management

Vice President — Counsel, Benefits

Vice President — Employee Benefits

If any of the Committee members ceases to hold a position specified above, then he or she shall immediately cease to be a member of the Committee and his or her successor in such position shall automatically become a Committee member. If any of the positions listed in Section 9.01(a) or (b) is eliminated, the individual holding the position that is most comparable to the eliminated position shall become a member of the Committee.

9.02	Duties of Committee

The members of the Committee shall elect a chairman from their number and a secretary who may be but need not be one of the members of the Committee; may appoint from their number such subcommittees with such powers as they shall determine; and may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf. In addition, the Committee may retain counsel, employ agents, and provide for such clerical, accounting, actuarial and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate all or such portion of the duties under the Plan, other than those granted to the Trustee under the trust agreement adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.

9.03	Meetings

The Committee shall hold meetings on such notice, at such place or places, and at such time or times as it may from time to time determine.

9.04	Actions By the Committee

Any act that the Plan authorizes or requires the Committee to do may be done, if done at a meeting, by a majority of a quorum of members. A quorum is 50% of all members of the Committee then in office. The action of that majority expressed from time to time by a vote at a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office. Alternatively, any action required or permitted to be taken by the Committee may be done by unanimous written consent in lieu of a meeting.

9.05	Compensation and Bonding

No member of the Committee shall receive any compensation from the Plan for his services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

9.06	Establishment of Rules and Interpretation of Plan

The Committee shall have full discretionary power and authority as may be necessary to carry out the provisions of the Plan and to control and manage the operation and administration of the Plan, including, without limiting the generality of the foregoing, the discretionary power to:

(a)	promulgate and enforce rules and regulations as it deems necessary or appropriate for the administration of the Plan;

(b)	construe and interpret the Plan and decide all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies, and omissions and correct defects;

(c)

make factual determinations and decide all questions relating to individuals’ eligibility for participation in the Plan, vesting, forfeitures, the amount, manner and timing of payment, and the status of persons as Participants, Employees, Covered Employees, Eligible Employees, Highly Compensated Employees, Spouses, Beneficiaries, and Alternate Payees;

(d)

require any person to furnish such documentation, information, or other matter as the Committee may require for the proper administration of the Plan and as a prerequisite to any payment or distribution by the Plan;

(e)	direct that the Trust Fund be used to pay the reasonable administration expenses of the Plan; and

(f)

impose reasonable restrictions (including temporary prohibitions) on Participants’ contribution elections, changes in contribution elections, investment elections, changes in investment elections, loans, withdrawals, and distributions to accommodate the administrative requirements of the Plan.

All decisions of the Committee relating to matters within its jurisdiction shall be final, conclusive, and binding.

9.07	Service in More Than One Fiduciary Capacity

Any individual, entity, or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

9.08	Limitation of Liability

Except as and to the extent otherwise provided by applicable law, no liability whatever shall attach to or be incurred by the members of the Committee or by the shareholders, directors, officers, or employees of an Employer or an Affiliated Employer under or by reason of any of the terms and conditions contained in the Plan or in any of the contracts procured pursuant thereto or implied therefrom.

9.09	Indemnification

To the maximum extent permitted by the Company’s by-laws, as amended from time to time, the Company shall indemnify each member of the Committee, and each director, officer, and employee or agent of the Company or an Affiliated Employer against any expenses and liabilities that such person may incur as a result of any act or failure to act, made in good faith, by such person in relation to the Plan or the funds of the Plan.

9.10	Expenses of Administration

All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any Enrolled Actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration thereof, shall be paid from the Trust Fund to the extent not paid by the Employers.

9.11	Claims Procedures

(a)

Every claim for benefits under the Plan by a person (hereinafter referred to as “Claimant”) or by a Claimant’s authorized representative shall be filed by submitting to the person (the “claim administrator”) designated by the Committee, a written application on a form designated by the Committee. The claim administrator shall process such application and approve or disapprove it. Claims for benefits under the Plan other than disability benefits shall be governed by Sections 9.11(b) through 9.11(f). Claims for disability benefits under the Plan shall be governed by Section 9.11(g). Sections 9.11(h), 9.12, and 9.13 shall apply to all claims under the Plan, including, but not limited to claims for benefits (both based on the terms of the Plan and those based on an alleged violation of the law), claims for breach of fiduciary duty, and other claims that some aspect of the Plan’s operation, administration or design or some aspect of the Plan’s investments, is unlawful or violates the terms of the Plan.

(b)

If a Claimant is denied any benefits under the Plan (other than disability benefits) either in total or in an amount less than the full benefit to which he claims to be entitled, the claim administrator shall advise the Claimant of the denial within 90 days after receipt of the claim by the claim administrator. The claim administrator shall furnish the Claimant with a written notice setting forth:

(i)	The computation of the Claimant’s benefit, if any;

(ii)	The specific reason or reasons for the denial;

(iii)	The specific Plan sections on which the denial is based;

(iv)	A description of any additional material or information necessary for the Claimant to perfect his claim, if possible, and an explanation of why such material or information is needed; and

(v)

A description of the Plan’s claim review procedures, the time limits under such procedures and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of benefits on appeal.

If unforeseeable or special administrative problems or circumstances require an extension of time for processing the claim, the claim administrator shall furnish a written notice to the Claimant prior to close of the 90-day period explaining why an extension of time is needed and the approximate date by which the claim administrator expects to have processed the claim. In no event shall the claim administrator render a final decision on the validity of a claim later than 180 days after the claim administrator initially receives the claim.

(c)

Within 60 days of receipt of the information described in Section 9.11(b), the Claimant or his duly authorized representative may file written appeal of the determination with the Committee. As part of his appeal, the Claimant may submit written comments, documents, records and other information relating to the claim.

(d)

As long as the Claimant’s appeal is pending (including the 60-day period described in Section 9.11(c)) the Claimant or his duly authorized representative shall be provided, upon request and free of charge, access to and copies of all documents, records and other information relevant to the claim and may review pertinent Plan documents and may submit issues and comments in writing to the Committee.

(e)

The Committee shall notify the Claimant in writing of the appeals decision (whether or not adverse) in written or electronic form within a reasonable period of time, but not later than 60 days after the Committee’s receipt of the appeal. Notwithstanding, if the Committee determines that special circumstances (for example, the need to hold a hearing) require an extension of time, the Committee shall notify the Claimant of the reason or reasons for the extension and of the date by which it expects to make its decision. This extended period shall not exceed 60 days from the end of the initial 60-day period. The Committee’s decision on appeal shall take into account all comments, documents, records and other information submitted by the Claimant and relevant to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(f)	If the Committee decides to deny benefits on appeal, the Committee shall provide the Claimant in writing with:

(i)	The specific reason or reasons for the denial;

(ii)	The specific Plan provisions on which the denial is made;

(iii)	A statement that the Claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the claim; and

(iv)	A statement regarding the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of benefits on appeal.

(g)	If the Claimant seeks a disability benefit under the Plan, this Section 9.11(g) shall govern the claim.

If the claim is wholly or partially denied the claim administrator shall advise the Claimant of the denial within 45 days after receipt of the claim by the claim administrator. If the claim administrator determines that an extension of time for processing the claim is needed due to circumstances beyond the control of the Plan, the claim administrator shall notify the Claimant prior to the close of the 45-day period of the reasons for the extension and the approximate date the claim administrator expects to have processed the claim. The extended period shall not exceed 75 days after the initial receipt of the claim by the claim administrator.

If the claim administrator determines that a second extension of time is needed to process the claim due to circumstances beyond the control of the Plan, the claim administrator shall notify the Claimant prior to the close of the 75-day period of the reasons for the extension and the approximate date the claim administrator expects to have processed the claim. The extended period shall not exceed 105 days after the initial receipt of the claim by the claim administrator. The notice shall explain the standards on which an entitlement to a disability benefit under the Plan is based and the unresolved issues that prevent a decision on the claim and shall describe any additional information that is needed to resolve the issues. The Claimant shall have at least 45 days from the date of receipt of such notice to submit the additional information. If additional information is requested, the time period for making a benefit decision shall be tolled from the date on which the notice is sent to the Claimant until the Claimant responds to the request.

The claim administrator shall furnish the Claimant with a written notice setting forth:

(i)	The specific reason or reasons for the denial;

(ii)	The specific Plan sections on which the denial is based;

(iii)	A description of any additional information necessary for the Claimant to perfect his claim, if possible, and an explanation of why such material or information is needed;

(iv)

A description of the Plan’s claim review procedures, the time limits under such procedures and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of benefits on appeal; and

(v)

If applicable, a copy of the internal rule, guideline or protocol that was relied on to make the denial or a statement that such a rule was relied on and that a copy of such rule will be provided free of charge to the Claimant upon request.

Within 180 days following the receipt of the denial the Claimant or his duly authorized representative may file written appeal of the denial with the Committee. As part of his appeal, the Claimant may submit written comments, documents, records and other information relating to the claim.

As long as the Claimant’s appeal is pending (including the 180-day period described in the preceding paragraph) the Claimant or his duly authorized representative shall be provided, upon request and free of charge, access to and copies of all documents, records and other information relevant to the claim and may review pertinent Plan documents and may submit issues and comments in writing to the Committee.

The Committee’s decision on appeal shall take into account all comments, documents, records and other information submitted by the Claimant and relevant to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Moreover, such decision shall not defer to the initial determination and may not be conducted by the same individual who made the initial determination nor by any subordinate of such individual.

In deciding an appeal of any benefit determination that is based in whole or in part on medical judgment, the Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; such health care professional may not be an individual who was consulted in connection with the initial determination nor by any subordinate of such individual. If the Claimant or his representative so requests, the Committee shall notify the Claimant of the medical experts whose advice was obtained by the Committee on behalf of the Plan in connection with the benefit determination.

The Committee shall notify the Claimant in writing of the appeals decision (whether or not adverse) in written or electronic form within a reasonable period of time, but not later than 45 days after the Committee’s receipt of the appeal. Notwithstanding, if the Committee determines that special circumstances (for example, the need to hold a hearing) require an extension of time, the Committee shall notify the Claimant of the reason or reasons for the extension and of the date by which it expects to make its decision. This extended period shall not exceed 45 days from the end of the initial 45-day period.

If the Committee decides to deny benefits on appeal, the Committee shall provide the Claimant in writing with:

(i)	The specific reason or reasons for the denial;

(ii)	The specific Plan sections on which the denial is based;

(iii)	A statement that the Claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the claim;

(iv)	A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of benefits on appeal;

(v)

If applicable, a copy of the internal rule, guideline or protocol that was relied on to make the denial or a statement that such a rule was relied on and that a copy of such rule will be provided free of charge to the Claimant; and

(vi)

If the denial is based on a medical judgment an explanation of the scientific or clinical judgment for the determination or a statement that such explanation will be provided free of charge to the Claimant on request.

(h)

Any person eligible to receive benefits under the Plan shall furnish to the claim administrator or the Committee any information or evidence requested by the claim administrator or the Committee and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or evidence is received by the claim administrator or the Committee. If any person claiming benefits under the Plan makes a false statement that is material to the claim for benefits, the claim administrator or the Committee may offset against future payments any amount paid to such person to which he was not entitled under the provisions of the Plan.

9.12	Limitation on Actions

Neither:

(a)	A claim or action to recover benefits allegedly due under the provisions of the Plan or by reason of any law, nor

(b)	A claim or action to enforce rights under the Plan, nor

(c)	A claim or action to clarify rights to future benefits under the Plan, nor

(d)

Any other claim or action that (I) relates to the Plan and (II) seeks a remedy, ruling, or judgment of any kind against the Plan, the Committee, a Plan fiduciary (within the meaning of Section 3(21) of ERISA), or a party in interest (within the meaning of Section 3(14) of ERISA) with respect to the Plan may be filed in any court—

(i)	Until the claimant has exhausted the administrative review procedure set forth in Section 9.11; and

(ii)	Unless such claim or action is filed in a court with jurisdiction over such claim or action no later than thirty-six (36) months after:

(A) In the case of a claim or action to recover benefits, the date the first benefit payment was actually made or was allegedly due whichever is earlier;

(B) In the case of a claim or action to enforce a right, the date the Committee or its delegate first denied the claimant’s request to exercise such right, regardless of whether such denial occurred during administrative review pursuant to Section 9.11;

(C) In the case of a claim or action to clarify rights to future benefits, the date the Committee first repudiated its alleged obligation to provide such future benefits, regardless of whether such repudiation occurred during administrative review pursuant to Section 9.11; or

(D) In the case of any other claim or action described in clause (d), above, the earliest date on which the claimant knew or should have known of the material facts on which such claim or action is based;

provided that if a request for administrative review pursuant to Section 9.11 is pending before the claims administrator designated by the Committee to review such claims when the 36-month period described in this paragraph (ii) expires, the deadline for filing such claim or action in a court with proper jurisdiction shall be extended to the date that is 60 calendar days after the final denial of the claim on administrative review.

The period described by paragraph (ii), above, is hereafter referred to as the “Applicable Limitations Period.” The Applicable Limitations Period replaces and supersedes any limitations period that might otherwise be deemed applicable under state or federal law in the absence of this Section 9.12. Except as provided in the following two sentences, a claim or action filed after the expiration of the Applicable Limitations Period shall be deemed time-barred. The Committee shall have the discretion to extend the Applicable Limitations Period upon a showing of exceptional circumstances that, in the opinion of the Committee, provide good cause for extension. The exercise of this discretion is committed solely to the Committee, and is not subject to review. Notwithstanding the foregoing, neither paragraph (ii), above, nor the Applicable Limitations Period shall apply to an action governed by Section 413 of ERISA.

9.13	Class Action Forum

(a)

To the fullest extent permitted by law, any putative class action lawsuit brought in whole or in part under Section 502 of ERISA (or any successor provision) and relating to the Plan, the lawfulness of any Plan provision, the administration of the

Plan, the management, investment, or handling of Plan assets, or the performance or non-performance of Plan fiduciaries or administrators shall be filed in one of the following jurisdictions: (i) the jurisdiction in which the Plan is principally administered, or (ii) the jurisdiction in which the largest number of putative class members resides (or if that jurisdiction cannot be determined, the jurisdiction in which the largest number of class members is reasonably believed to reside).

(b)

If any putative class action within the scope of Section 9.13(a) is filed in a jurisdiction other than one of those described in Section 9.13(a), or if any non-class action filed in such a jurisdiction is subsequently amended or altered to include class action allegations, then the Plan, all parties to such action that are related to the Plan (such as a Plan fiduciary, administrator, or party in interest), all alleged Plan participants and beneficiaries shall take all necessary steps to have the action removed to, transferred to, or re-filed in a jurisdiction described in Section 9.13(a). Such steps may include, but are not limited to, (i) a joint motion to transfer the action, or (ii) a joint motion to dismiss the action without prejudice to its re-filing in a jurisdiction described in Section 9.13(a), with any applicable time limits or statutes of limitations applied as if the suit or class action allegation had originally been filed or asserted in a jurisdiction described in Section 9.13(a) at the same time that it was filed or asserted in a jurisdiction not described therein.

(c)	The provisions of this Section 9.13 shall be waived if no party invokes them within 120 days of the filing of a putative class action or the assertion of class action allegations.

(d)	This Section 9.13 does not relieve any putative class member of any obligation existing under the Plan or by law to exhaust administrative remedies before initiating litigation.

ARTICLE 10

Management of Funds

10.01	Trust Agreement

All the funds of the Plan shall be held by a Trustee appointed from time to time by the Committee under a Trust Agreement adopted, or as amended, by the Committee for use in providing benefits under the Plan and paying its expenses not paid directly by the Employers. The Employers shall have no liability for the payment of benefits under the Plan or for the administration of the funds paid over to the Trustee.

The Committee shall have the power to amend the Trust Agreement, and any other funding vehicle document, to:

(a)	comply with laws and regulations, or as otherwise may be desirable when prompted by a change in law or regulation; and

(b)

make any other change that may be necessary or desirable, provided that any amendment adopted pursuant to this subsection shall not increase the Company’s annual expense by more than five (5) million dollars.

10.02	Exclusive Benefit Rule

Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan before satisfaction of all liabilities with respect to them. No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

10.03	Committee Power and Duties

(a)

The Committee may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Committee shall designate. In that event, authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

(b)

The Committee shall have the duty to advise any investment adviser or person (including any investment manager) with discretionary investment authority over all or a portion of the Plan’s Trust Fund of the investment objectives which such person should observe. Such advice should, looking at the assets of the Plan as a whole, take into account the short-term cash needed for benefit payment as well as the long-term growth needed to discharge the Plan’s liabilities. The Committee may make such changes in the appointment of the Trustee or any investment advisers or investment managers, and may remove or replace the Trustee or any investment adviser or investment manager, as it deems advisable. The Committee also shall have the power and authority specified in any agreements with the Trustee or any investment adviser or investment manager.

(c)	With the approval of the Committee, a portion of the Plan’s Trust Fund may be invested in the Trustee’s certificates of deposit, or in the Trustee’s pooled or commingled qualified trust funds.

(d)

Notwithstanding the foregoing, the Trust Fund shall consist of separate Investment Funds as provided in Article 6, and to the extent required by Participant elections, may be fully invested in Company Stock.

(e)	The Committee shall prepare periodically a report of its actions that constitute settlor activities with respect to the Plan and shall deliver a copy of such report to the Board.

ARTICLE 11

Assignments and Liens

11.01	Nonalienation

(a)

Except as required by any applicable law or by subsection (c), no benefit under the Plan shall in any manner be anticipated, assigned, or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order that:

(i)

creates for, or assigns to, a Spouse, former Spouse, child, or other dependent of a Participant the right to receive all or a portion of the Participant’s benefits under the Plan for the purpose of providing child support, alimony payments, or marital property rights to that Spouse, child, or dependent;

(ii)	is made pursuant to a state domestic relations law;

(iii)	does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

(iv)	otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a qualified domestic relations order.

(b)

Notwithstanding anything herein to the contrary, if the amount payable to the Alternate Payee under the Qualified Domestic Relations Order does not exceed the Cashout Limit, such amount shall be paid in one lump sum as soon as practicable following the qualification of the order. If the amount exceeds the Cashout Limit, it may be paid as soon as practicable following the qualification of the order if the Qualified Domestic Relations Order so provides and the Alternate Payee consents thereto; otherwise, it may not be payable before the earliest of (i) the Participant’s termination of employment, (ii) the time such amount could be withdrawn while still employed, or (iii) the Participant’s attainment of age 50. The Cashout Limit is $1,000 for distributions after March 27, 2005.

(c)	A Participant’s benefit under the Plan shall be offset or reduced by the amount the Participant is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(C) of the Code.

11.02	Qualified Domestic Relations Orders

Notwithstanding any provisions in this Plan to the contrary, the Committee shall comply with any judgment, decree, or order that the Committee determines to be a Qualified Domestic Relations Order.

(a)

Establishment of Procedures. The Committee shall establish reasonable written procedures to determine the qualified status of domestic relations orders and to administer distributions under orders determined to be Qualified Domestic Relations Orders, which procedures may include, without limitation, the adoption of one or more model Qualified Domestic Relations Orders. Such procedures shall be consistent with the requirements of Section 206(d) of ERISA and Sections 401(a)(13) and 414(p) of the Code. The Committee shall promptly notify the affected Participant and any other Alternate Payee of the receipt of a domestic relations order and the procedures for determining the qualified status of domestic relations orders. Within a reasonable period after the receipt of such order, the Committee shall determine whether such order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of such determination.

(b)

Disposition of Benefits Pending Determination. During any period in which the qualified status of a domestic relations order is being determined (by the Committee, by a court, or otherwise), the Committee shall make arrangements to account separately for the amounts that would have been payable to each Alternate Payee if the order had been determined to be a Qualified Domestic Relations Order. If within 18 months of the receipt of the order, the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan shall pay the amounts that have been separately accounted for to the person or persons entitled thereto. If within 18 months of the receipt of the order it is determined that the order is not qualified, or the issue as to whether the order is qualified is not resolved by the end of the 18-month period, then the Plan shall pay the amounts that have been separately accounted for to the person or persons, if any, who would have been entitled to payment of such amounts if there had been no order. Any determination that an order is qualified that is made after the close of the 18-month period shall apply prospectively only.

(c)

Allocation of Expenses to Participant’s Account. Expenses incurred by the Plan with respect to a putative Qualified Domestic Relations Order shall be charged against the affected Participant’s Aggregate Account.

11.03	Facility of Payment

If the Committee shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his Spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

11.04	Information

Each Participant, Beneficiary, or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Committee the information that it shall require to establish his rights and benefits under the Plan.

11.05	Construction

(a)	Governing Laws. Except as otherwise provided by ERISA, this Plan and all provisions thereof shall be construed and administered according to the laws of the State of California.

(b)

Title and Headings Not to Control. The titles to the Articles and the headings of Sections in the Plan are placed herein for convenience of reference only and, in the case of any conflict, the text of this instrument rather than such titles or headings shall control.

(c)	Gender and Person. The masculine pronoun shall include the feminine, the feminine pronoun shall include the masculine, and the singular shall include the plural wherever the context so requires.

11.06	Proof of Death and Right of Beneficiary or Other Person

The Committee may require and rely on such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Plan benefits of a deceased Participant as the Committee may deem proper, and its determination of death and of the right of that Beneficiary or other person to receive payment shall be conclusive.

11.07	Failure to Locate Recipient

In the event that the Committee is unable to locate a Participant or Beneficiary who is entitled to payment under the Plan within five (5) years from the date such payment was to have been made, the amount to which such Participant or Beneficiary was entitled shall be declared a forfeiture and shall be used to reduce future Matching Contributions to the Plan. If the Participant or Beneficiary later is located, the benefit that was previously forfeited hereunder shall be restored by means of additional Employer contributions to the Plan.

11.08	Electronic Transmission of Notices to Participants

Notwithstanding any provision of the Plan to the contrary, any notice required to be distributed to Participants, Beneficiaries and Alternate Payees pursuant to the terms of the Plan may, at the direction of the Committee, be transmitted electronically to the extent permitted by, and in accordance with any procedures set forth in, applicable law and regulations.

ARTICLE 12

Amendment, Merger and Termination

12.01	Amendment of Plan

(a)

The Company, acting through the Board, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. The Committee, or its delegate, shall have the power to amend the Plan to:

(i)	comply with laws and regulations, or as otherwise may be desirable when prompted by a change in law or regulation; and

(ii)

make any other change that may be necessary or desirable provided any amendment adopted pursuant to this Section 12.01 shall not increase the Company’s annual expense by more than five (5) million dollars.

(b)

Any action required or permitted to be taken by the Board or the Committee under the Plan shall be by resolution adopted by the Board or the Committee at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting.

(c)

No amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made that has the effect of decreasing the accrued benefits of any Participant or of reducing the nonforfeitable percentage of the accrued benefits of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

12.02	Merger or Consolidation

The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated. The purpose of this Section 12.02 is to comply with the provisions of Code Section 414(l) and shall be interpreted and construed consistent with Code Section 414(l) and Treasury regulations thereunder. This Section 12.02 shall not be construed in a manner that would impose limitations that are more stringent than those required by Code Section 414(l).

12.03	Additional Participating Employers

(a)

With the consent of the Company, any subsidiary or affiliated corporation or division of such corporation may adopt the Plan for its Eligible Employees. An Employer adopting the Plan shall compile and submit all information required by the Committee with reference to its Eligible Employees. An entity will be considered to have adopted the Plan with the consent of the Company if it takes significant action that is consistent with the adoption of the Plan, the Board or Committee is aware of the action, and neither objects to the action.

(b)

If an entity adopts the Plan in accordance with Section 12.03(a), or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Company shall determine to what extent, if any, previous service with the subsidiary or associated company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

(c)

A participating Employer may withdraw its participation in the Plan upon appropriate action by it. In addition, an Employer will cease to participate in the Plan from and after the date it ceases to be an Affiliated Employer. In either event, the assets of the Plan held on account of Participants in the employ of that Employer, and any unpaid Aggregate Accounts of all Participants who have separated from the employ of that Employer, shall be determined by the

Committee. Subject to the provisions of Section 8.04, those assets shall be distributed as provided in Section 12.05 if the Plan is terminated or partially terminated as a result of the withdrawal of such Employer. Otherwise, benefits payable to Employees employed by the withdrawing Employer shall be payable to such Employees when due under the Plan, but such Employees shall not be considered Eligible Employees from and after the date of withdrawal by their Employer.

12.04	Termination of Plan

The Company may terminate the Plan for any reason at any time.

12.05	Distribution of Assets on Plan Termination or a Complete Discontinuance of Contributions

(a)

Subject to the provisions of Section 8.04, in case of termination of the Plan or a complete discontinuance of contributions under the Plan, the rights of Participants to the benefits accrued under the Plan to date of termination or discontinuance of contributions shall remain fully vested and nonforfeitable.

(b)

After providing for payment of any expenses properly chargeable against the Trust Fund, the Committee may direct the Trustee to distribute assets remaining in the Trust Fund. Distributions to Participants or Beneficiaries may be in cash or in kind and are not subject to the regular distribution provisions of this Plan except that distributions must be in a form that the Committee deems consistent with statutory requirements. Except as specifically provided otherwise by law, the Committee’s determination is conclusive on all persons.

(c)	In the event of a partial termination of the Plan, the provisions of this Section shall be applicable to the Participants affected by the partial termination.

12.06	Notification of Termination

On a termination of the Plan in accordance with this Article, the Committee shall notify the Employers, the Trustee, the Participants, and all other necessary parties. The

Committee shall thereafter continue the administration of the Plan for the purpose of winding up its affairs and may take all action reasonably required to accomplish such purpose.

ARTICLE 13

Top-Heavy Provisions

13.01	Priority Over Other Plan Provisions

If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Article shall supersede any conflicting provisions of the Plan. However, the provisions of this Article shall not operate to increase the rights or benefits of Participants under the Plan except to the extent required by the Code Section 416 and other provisions of law applicable to Top-Heavy Plans.

13.02	Definitions Used in this Article

The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

(a)	“Defined Benefit Plan” means a qualified plan other than a Defined Contribution Plan.

(b)	“Defined Contribution Plan” means the tax-qualified plan described in Code Section 414(i).

(c)	“Determination Date” means, for the first Plan Year of the Plan, the last day of the Plan Year and, for any subsequent Plan Year, the last day of the preceding Plan Year.

(d)	“Includable Compensation” means Statutory Compensation limited each year by the Maximum Compensation Limitation.

(e)

“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer or an Affiliated Employer having annual Includible Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer or an Affiliated Employer, or a 1-percent owner of the Employer or an Affiliated Employer having annual Includible Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(f)	“Minimum Allocation” means the allocation described in the first sentence of Section 13.03(a).

(g)

“Permissive Aggregation Group” means the Required Aggregation Group of qualified plans plus any other qualified plan or qualified plans of an Employer or an Affiliated Employer that when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410 (including simplified employee pension plans).

(h)	“Present Value” means present value based only on the interest and mortality rates specified in a Defined Benefit Plan.

(i)

“Required Aggregation Group” means each qualified plan of an Employer or an Affiliated Employer in which at least one key employee participates (regardless of whether the plan has terminated), and any other qualified plan of the Employer or an Affiliated Employer that enables such plan to meet the requirements of Code Sections 401(a)(4) or 410(b).

(j)

“Top-Heavy Plan” means the Plan for any Plan Year in which any of the following conditions exists: (i) the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not a part of any Required Aggregation Group or Permissive Aggregation Group of qualified plans; (ii) the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group of qualified plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or (iii) the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of qualified plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(k)

“Top-Heavy Ratio” means a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Code Section 416)) of all Key Employees with respect to such qualified plans as of the Determination Date and the denominator of which is the sum of the Present Value of the accrued benefits and the Account balances of all Employees with respect to such qualified plans as of the Determination Date. The value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 for the first and second Plan Years of a Defined Benefit Plan. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers, and contributions unpaid as of the Determination Date are taken into account, will be made in accordance with Code Section 416. Employee contributions described in Code Section 219(e)(2) will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of any Employee other than a Key Employee will be determined under the method, if any, that uniformly applies for accrual purposes under all qualified plans maintained by an Employer or an Affiliated Employer and included in a Required Aggregation Group or a Permissive Aggregation Group or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C). In addition:

(i)

The Present Values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(ii)

The accrued benefits and accounts of any individual who has not performed services for the Employer or an Affiliated Employer during the one-year period ending on the Determination Date shall not be taken into account.

(l)	“Top-Heavy Valuation Date” means the last day of each Plan Year.

13.03	Minimum Allocation

(a)

For any Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Employer contributions of not less than the lesser of 3% of his Includable Compensation for such Plan Year or the percentage of Includable Compensation that equals the largest percentage of participating Employer contributions (including Tax-Deferred Contributions) and forfeitures allocated to a Key Employee. The Minimum Allocation is determined without regard to any Social Security contribution. Tax-Deferred or Roth Contributions made on behalf of Participants who are not Key Employees will not be treated as Employer contributions for purposes of the Minimum Allocation. Matching Contributions shall be taken into account for purposes of satisfying the Minimum Allocation under the Plan or under such other plan that satisfies the minimum contribution requirement of Code Section 416(c)(2) with respect to such Participant. Matching Contributions that are used to satisfy the Minimum Allocation shall continue to be treated as Matching Contributions for purposes of the contribution percentage test under Section 14.03 and other requirements of Code Section 401(m). The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (i)

the non-Key Employee fails to make mandatory contributions to the Plan, (ii) the non-Key Employee’s Includable Compensation is less than a stated amount, or (iii) the non-Key Employee fails to complete 1,000 Hours of Service in the Plan Year.

(b)	No Minimum Allocation will be provided pursuant to subsection (a) to a Participant who is not employed by an Employer or an Affiliated Employer on the last day of the Plan Year.

(c)

If an Employer or an Affiliated Employer maintains one or more other Defined Contribution Plans covering Employees who are Participants in this Plan, the Minimum Allocation will be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation will not be provided under this Plan, in which case the provisions of subsection (a) will not apply to any Participant covered under such other Defined Contribution Plans. If an Employer or an Affiliated Employer maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan and such Defined Benefit Plans provide that Employees who are Participants therein will accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan, then the provisions of subsection (a) will not apply to any Participant covered under such Defined Benefit Plans. If an Employer or an Affiliated Employer maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and the provisions of the preceding sentence do not apply, then each Participant who is not a Key Employee and who is covered by such Defined Benefit Plans will receive a Minimum Allocation determined by applying the provisions of subsection (a) with the substitution of “5%” in each place that “3%” occurs therein.

(d)	The Participant’s Minimum Allocation shall be fully vested and nonforfeitable.

ARTICLE 14

Limitations on Contributions and Allocations to Participants’ Accounts

14.01	Definitions Used in This Article

The following defined terms have the meanings set forth below:

(a)

“Actual Deferral Percentage” means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of aggregate Tax-Deferred Contributions made pursuant to Section 3.01 and Roth Contributions made pursuant to Section 3.08 for a Plan Year to (b) the Employee’s Statutory Compensation for that entire Plan Year capped by the Maximum Compensation Limitation, provided that, on the direction of the Committee, Statutory Compensation for a Plan Year shall be counted only if received during the period an Employee is, or is eligible to become, a Participant. The Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of one (1) percent. For purposes of determining the Actual Deferral Percentage for a Plan Year, Tax-Deferred or Roth Contributions may be taken into account for a Plan Year only if they:

(i)

relate to Compensation that either (A) would have been received by the Employee in the Plan Year but for the deferral election or (B) are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2- 1/2 months after the close of the Plan Year but for the deferral election (but only if such contributions are allocated to such Plan Year instead of the Plan Year in which the Compensation would have been paid);

(ii)	are allocated to the Employee as of a date within that Plan Year and the allocation is not contingent on Plan participation or performance of service after such date;

(iii)	are actually paid to the Trustee no later than twelve (12) months after the end of the Plan Year;

(iv)	are not catch-up contributions described in Section 3.07 for the Plan Year;

(v)	are not returned to a Nonhighly Compensated Employee for the Plan Year pursuant to Section 14.07(a);

(vi)	are not taken into account for purposes of determining the Contribution Percentage described in Section 14.01(b) for the Plan Year; and

(vii)	are not additional elective contributions made pursuant to Section 2.04(e).

(b)

“Contribution Percentage” means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the sum of the Employee’s Matching Contribution for that Plan Year to (b) his Statutory Compensation for that entire Plan Year capped by the Maximum Compensation Limitation, provided that, on the direction of the Committee, Statutory Compensation for a Plan Year shall be counted only if received during the period an Employee is, or is eligible to become, a Participant. The Contribution Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of one (1) percent. For purposes of determining the Contribution Percentage for a Plan Year, Matching Contributions may be taken into account for a Plan Year only if they:

(i)	are allocated to the Employee as of a date within the Plan Year and on the basis of the Employee’s Tax-Deferred or Roth Contributions for the Plan Year;

(ii)	are actually paid to the Trustee no later than twelve (12) months after the end of the Plan Year;

(iii)	are not taken into account for purposes of determining the Actual Deferral Percentage described in Section 14.01(a) for the Plan Year;

(iv)	are not forfeited under the provisions of Section 14.02 or 14.07 for the Plan Year;

(v)	are not made pursuant to Section 2.04(e); and

(vi)	are not disproportionate matching contributions with respect to Nonhighly Compensated Employees for the Plan Year, as described in Treas. Reg. § 1.401(m)-2(a)(5)(ii).

(c)

“Earnings” means the amount of income to be returned with any excess deferrals, excess contributions, or excess aggregate contributions under Section 14.02, 14.03, or 14.07. Earnings on excess deferrals and excess contributions shall be determined by multiplying the income earned on the Tax-Deferred and Roth Accounts for the Plan Year by a fraction, the numerator of which is the excess deferrals or excess contributions, as the case may be, for the Plan Year and the denominator of which is the sum of the Tax-Deferred Account and Roth Account balances at the end of the Plan Year, disregarding any income or loss occurring during the Plan Year. Earnings on excess aggregate contributions shall be determined in a similar manner by substituting the Matching Account for the Tax-Deferred and Roth Accounts, and the excess aggregate contributions for the excess deferrals and excess contributions in the preceding sentence.

(d)	“Nonhighly Compensated Employee” means for any Plan Year an Employee of the Employer or an Affiliated Employer who is not a Highly Compensated Employee for that Plan Year.

14.02	Actual Deferral Percentage Test

With respect to each Plan Year, the Actual Deferral Percentage for the Plan Year for Highly Compensated Employees who are Participants or eligible to become Participants for the Plan Year shall not exceed the Actual Deferral Percentage for the Plan Year for all Nonhighly Compensated Employees who are Participants or eligible to become Participants for the Plan Year multiplied by 1.25. If the Actual Deferral Percentage for such Highly Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for such Highly Compensated Employees for the Plan Year may not exceed the Actual Deferral Percentage for the Plan Year for all Nonhighly Compensated Employees who are Participants or eligible to become Participants for the Plan Year by more than two (2) percentage points, and such Actual Deferral Percentage for such Highly Compensated Employees for the Plan Year may not be more than two (2) times the Actual Deferral Percentage for the Plan Year for all Nonhighly Compensated Employees who are Participants or eligible to become Participants for the Plan Year.

The actual deferral percentage test for a Plan Year shall be applied to the Plan as a whole, including the ESOP.

The Committee may implement rules limiting the Tax-Deferred or Roth Contributions that may be made on behalf of some or all Highly Compensated Employees so that this limitation is satisfied. If the Committee determines that the limitation under this Section has been exceeded in any Plan Year, the following provisions shall apply:

(a)

The actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the actual deferral percentage test or to cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next-highest ratio. This process will be repeated until the actual deferral percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of one (1) percent of the Participant’s Statutory Compensation capped by the Maximum Compensation Limitation. The amount of Tax-Deferred and Roth Contributions made by each Highly Compensated Employee in excess of the amount permitted under his revised deferral ratio shall be added together. This total dollar amount of excess contributions (“excess contributions”) shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of subsection (b) below.

(b)	The aggregate Tax-Deferred and Roth Contributions of the Highly Compensated Employee with the highest dollar amount of aggregate Tax-Deferred and Roth

Contributions shall be reduced by the lesser of (i) the amount required to cause that Employee’s aggregate Tax-Deferred and Roth Contributions to equal the dollar amount of the aggregate Tax-Deferred and Roth Contributions of the Highly Compensated Employee with the next-highest dollar amount of aggregate Tax-Deferred and Roth Contributions or (ii) an amount equal to the total excess contributions. Reductions will be made first from a Highly Compensated Employee’s Tax-Deferred Account and, to the extent that the required reduction is more than the Employee’s Tax-Deferred Account, from his Roth Account. This procedure is repeated until all excess contributions are allocated. The amount of excess contributions allocated to a Highly Compensated Employee, together with earnings thereon, shall be distributed to him in accordance with the provisions of subsection (c).

(c)

The excess contributions, together with earnings thereon, allocated to a Participant shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the excess contributions were made, and to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Tax-Deferred or Roth Contributions previously returned to the Participant under Section 14.07 for that Plan Year. In the event any Tax-Deferred or Roth Contributions returned under this Section were matched by Matching Contributions, such corresponding Matching Contributions, with earnings thereon, shall be forfeited and used to reduce Employer contributions.

(d)

In the event any Matching Contributions subject to forfeiture under this Section have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.

(e)	The provisions of this Section 14.02 shall be interpreted and applied in accordance with Section 401(k)(3) of the Code and the Treasury Regulations and other guidance issued thereunder.

14.03	Contribution Percentage Test

With respect to each Plan Year, the Contribution Percentage for the Plan Year for Highly Compensated Employees who are Participants or eligible to become Participants for the Plan Year shall not exceed the Contribution Percentage for the Plan Year for all Nonhighly Compensated Employees who are Participants or eligible to become Participants for the Plan Year multiplied by 1.25. If the Contribution Percentage for such Plan Year for such Highly Compensated Employees does not meet the foregoing test, the Contribution Percentage for such Highly Compensated Employees for the Plan Year may not exceed the Contribution Percentage for the Plan Year for all Nonhighly Compensated Employees who are Participants or eligible to become Participants for the Plan Year by more than two (2) percentage points, and the Contribution Percentage for such Highly Compensated Employees for the Plan Year may not be more than two (2) times the Contribution Percentage for the Plan Year for all Nonhighly Compensated Employees who are Participants or eligible to become Participants for the Plan Year.

The actual contribution percentage test for a Plan Year shall be applied to the Plan as a whole, including the ESOP.

If the Committee determines that the limit under this Section 14.03 has been exceeded in any Plan Year, the following provisions shall apply:

(a)

The actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next-highest actual contribution ratio. This process will be repeated until the actual contribution percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of one (1) percent of a Participant’s Statutory Compensation capped by the Maximum Compensation Limitation. The amount of Matching Contributions made by or on behalf of each Highly Compensated Employee in excess of the amount permitted under his revised actual contribution ratio shall be added together. This total dollar amount of excess contributions (“excess aggregate contributions”) shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of subsection (b) below.

(b)

The Matching Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced by the lesser of (i) the amount required to cause that Employee’s Matching Contributions to equal the dollar amount of such contributions of the Highly Compensated Employee with the next-highest dollar amount of such contributions, or (ii) an amount equal to the total excess aggregate contributions. This procedure is repeated until all excess aggregate contributions are allocated. The amount of excess aggregate contributions allocated to each Highly Compensated Employee, together with earnings thereon, shall be distributed or forfeited in accordance with the provisions of subsection (c) below.

(c)

If excess aggregate contributions are allocated to a Highly Compensated Employee under subsection (b) above, so much of the Matching Contributions, together with earnings, as shall be necessary to equal the balance of the excess aggregate contributions shall be forfeited and applied to reduce Employer contributions.

(d)

Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any repayment or forfeiture shall be made within 2 1/2 months of the close of the Plan Year in which the excess aggregate contributions were made. In the event any Matching Contributions subject to forfeiture have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.

(e)	The provisions of this Section 14.03 shall be interpreted and applied in accordance with Section 401(m)(2) of the Code and the Treasury Regulations and other guidance issued thereunder.

14.04	Additional Discrimination Testing Provisions

(a)

If any Highly Compensated Employee is a participant of another qualified plan of the Employer or an Affiliated Employer, other than any qualified plan that is not permitted to be aggregated with the Plan under Sections 401(k) and 401(m) of the Code and Treasury Regulations issued thereunder (determined without regard to the prohibition on aggregation of plans with different plan years or with different testing methods), under which tax-deferred or Roth contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of Sections 14.02 and 14.03. If any other such qualified plan has a plan year other than the Plan Year defined in Section 1.38, the contributions to be taken into account shall be the contributions that would be taken into account for the Plan Year if the plan under which the contributions were made had the same Plan Year as the Plan.

(b)

In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 14.02 and 14.03 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans also must satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. Plans may be aggregated under this subsection (b) only if they have the same plan year and only if they apply consistent testing methods with respect to Code Sections 401(k) and 401(m).

(c)

The Employer may elect to use Tax-Deferred or Roth Contributions to pass the tests described in Section 14.03, provided that the test described in Section 14.02 is passed prior to such election and continues to be passed following the Employer’s election to shift the application of those Tax-Deferred or Roth Contributions from Section 14.02 to Section 14.03.

(d)	The Employer may elect to use Special Contributions to pass the tests described in Section 14.02 or 14.03 as set forth in Section 3.03(b).

(e)

Notwithstanding any provision of the Plan to the contrary, if Employees included in a unit of Employees covered by a collective bargaining agreement are participating in the Plan and not more than two (2) percent of such Employees are Highly Compensated Employees and professionals, then such Employees shall be disregarded in applying the provisions of Sections 14.02 and 14.03. However, a separate actual deferral percentage test must be performed for the group of collective bargaining Employees on the basis that those Employees are included in a separate cash-or-deferred arrangement.

(f)

If the Employer elects to apply the provisions of Section 410(b)(4)(B) to satisfy the requirements of Section 401(k)(3)(A)(i) of the Code, the Employer may apply the provisions of Sections 14.02 and 14.03:

(i)

by excluding from consideration all eligible Employees (other than Highly Compensated Employees) for the applicable year who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code; or

(ii)

by performing separate tests for the applicable year for all eligible Employees who have met such minimum age and service requirements and for all eligible Employees who have not met such minimum age and service requirements.

14.05	Maximum Annual Additions

(a)

Except as permitted under Section 2.04 or 3.07, the annual addition to a Participant’s Accounts for any Plan Year, which shall be considered the “limitation year” for purposes of Section 415 of the Code, when added to the Participant’s annual addition for that Plan Year under any other qualified defined contribution plan of the Employer or an Affiliated Employer, shall not exceed an amount that is equal to the lesser of (i) one hundred (100) percent of his aggregate remuneration (as defined below) for that Plan Year or (ii) $49,000 as of the Effective Date, adjusted thereafter pursuant to Section 415(d) of the Code.

The compensation limit referred to in (i) in the previous sentence shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) that is otherwise treated as an annual addition.

(b)

For purposes of this Section, the “annual addition” to a Participant’s Accounts under this Plan or any other qualified defined contribution plan (including a deemed qualified defined contribution plan under a qualified defined benefit plan) maintained by the Employer or an Affiliated Employer shall be the sum of:

(i)	the total contributions, including Tax-Deferred Contributions and Roth Contributions, made on the Participant’s behalf by the Employer and all Affiliated Employers;

(ii)	all Participant contributions, exclusive of any Rollover Contributions;

(iii)	forfeitures, if applicable, that have been allocated to the Participant’s Accounts under this Plan or his accounts under any other such qualified defined contribution plan; and

(iv)	solely for purposes of clause (ii) of subsection (a), above, amounts described in Sections 415(1)(1) and 419A(d)(2) allocated to the Participant.

For purposes of this subsection (b), any Tax-Deferred Contributions or Roth Contributions distributed under Section 14.02 and any Matching Contributions distributed or forfeited under the provisions of Section 14.02, 14.03, and 14.07 shall be included in the annual addition for the year allocated. However, any loan repayments made under Article 7, any excess deferrals timely distributed from the Plan under Section 14.07, and any restorative payments described in Treas. Reg. § 1.415(c)-1(b)(2)(ii)(C) shall be excluded from the definition of annual addition.

(c)	For purposes of this Section, the term “remuneration” with respect to any Participant means his Statutory Compensation not exceeding the Maximum Compensation Limitation.

(d)

If a Participant’s annual addition under the Plan for a limitation year or, if the Participant is participating in another qualified defined contribution plan of the Employer or an Affiliated Employer during a particular limitation year, the Participant’s combined annual addition under the Plan and such other plan for such limitation year, prior to the application of the limitation set forth in subsection (a) above, would exceed that limitation, the Committee shall adjust the Participant’s annual additions under the Plan and such other plan (as applicable) by reducing contributions before they are allocated, in the following order of priority:

(i)	First, the Participant’s unmatched Tax-Deferred Contributions under Section 3.01 or similar contributions under the other plan shall be reduced to the extent necessary.

(ii)	Second, the Participant’s unmatched Roth Contributions under Section 3.08 or similar contributions under the other plan shall be reduced to the extent necessary.

(iii)

Third, the Participant’s matched Tax-Deferred Contributions and corresponding Matching Contributions under the Plan or similar contributions under the other plan shall be reduced to the extent necessary.

(iv)	Fourth, the Participant’s matched Roth Contributions and corresponding Matching Contributions under the Plan or similar contributions under the other plan shall be reduced to the extent necessary.

14.06	Return of Contributions

(a)

If all or part of the Employer’s deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions, provided that the portion is returned within one year after the disallowance of the deduction. For this purpose, all contributions made by the Employer are expressly declared to be conditioned on their deductibility under Section 404 of the Code.

(b)

The Employer may recover, without interest, the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one (1) year after the date of those contributions.

(c)

In the event that Tax-Deferred or Roth Contributions are returned to the Employer in accordance with the provisions of this Section, the elections to reduce Compensation that were made by Participants on whose behalf those contributions were made shall be void retroactive to the beginning of the period for which those contributions were made. The Tax-Deferred or Roth Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made, provided, however, that if the contributions are returned under the provisions of subsection (a) above, the amount of Tax-Deferred or Roth Contributions to be distributed to Participants shall be adjusted to reflect any investment gains or losses attributable to those contributions.

14.07	Contributions in Excess of Section 402(g) Limit

(a)

Except as permitted under Section 2.04 or 3.07, in no event shall the Participant’s aggregate Tax-Deferred Contributions, Roth Contributions and similar contributions made on his behalf by the Employer or an Affiliated Employer to all plans, contracts, or arrangements subject to the provisions of Code Section 401(a)(30) in any calendar year exceed the Section 402(g) Limit in effect for such calendar year. If a Participant’s aggregate Tax-Deferred Contributions and Roth Contributions in a calendar year reach that dollar limit, his election of Tax-Deferred Contributions or Roth Contributions for the remainder of the calendar year will be canceled. As of the first pay period of the calendar year following such cancellation, the Participant’s election of Tax-Deferred Contributions or Roth Contributions shall again become effective in accordance with his previous election, unless the Participant elects otherwise.

In the event that the sum of the Tax-Deferred Contributions, Roth Contributions, and similar contributions to any other qualified defined contribution plan maintained by the Employer or an Affiliated Employer exceeds the dollar limit set forth above for any calendar year, the Participant shall be deemed to have elected a return of Tax-Deferred Contributions and Roth Contributions in excess of such limit (“excess deferrals”) from this Plan. Tax-Deferred Contributions will be returned first and, to the extent that the excess deferrals are more than the Participant’s Tax-Deferred Contributions for the year, then Roth Contributions equal to the remainder of the excess deferrals will be returned. The excess deferrals, together with earnings, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Tax-Deferred or Roth Contributions previously returned to the Participant under Section 14.02 for that calendar year. In the event any Tax-Deferred or Roth Contributions returned under this paragraph were matched by Matching Contributions under Section 3.02, those Matching Contributions, together with earnings, shall be forfeited and used to reduce Employer contributions. In the event those Matching Contributions subject to forfeiture have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.

(b)

If a Participant makes tax-deferred or Roth contributions under another qualified defined contribution plan maintained by an employer other than the Employer or an Affiliated Employer for any calendar year and those contributions when added to his Tax-Deferred Contributions or Roth Contributions exceed the dollar limit under this Section 14.07 for that calendar year, the Participant may allocate all or a portion of such excess deferrals to this Plan. In that event, Tax-Deferred Contributions will be returned first and, to the extent that the excess deferrals are more than the Participant’s Tax-Deferred Contributions for the year, then Roth Contributions equal to the remainder of the excess deferrals will be returned. Such excess deferrals, together with earnings, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Participant notifies the Committee, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Tax-Deferred or Roth Contributions previously returned to the Participant under Section 14.02 for that calendar year. In the event any Tax-Deferred or Roth Contributions returned under this Section 14.07 were matched by Matching Contributions under Section 3.02, those Matching Contributions, together with earnings, shall be forfeited and used to reduce Employer contributions. In the event those Matching Contributions subject to forfeiture have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.

ARTICLE 15

General Provisions

15.01	No Contract of Employment

The Plan shall not be deemed to constitute a contract between any Employer and any person or to be considered an inducement for the employment of any person by any Employer. Nothing contained in the Plan shall be deemed:

(a)	to give any person the right to be retained in the service of an Employer; or

(b)	to interfere with the right of any Employer to discharge any person at any time without regard to the effect that such discharge shall have on his rights or potential rights, if any, under the Plan.

(c)	preclude any person from being or continuing to be an “at will” employee.

15.02	Severability

If any provision or any portion of any provision of this Plan shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Plan shall remain valid and enforceable, and the invalid or unenforceable portions or provisions shall remain valid and enforceable as to persons or circumstances unrelated to those as to which there was a holding of invalidity or unenforceability.

15.03	Scrivener’s Errors

If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, as determined by the Committee, in it sole and exclusive judgment, the provision may be considered ambiguous and shall be interpreted by all Plan fiduciaries in a fashion consistent with its intent, as determined by the Committee in its sole discretion. The Committee shall amend the Plan retroactively to cure any such ambiguity. This provision may not be invoked by any person to require the Plan to be interpreted in a manner that is inconsistent with its interpretation by the Committee.

IN WITNESS WHEREOF, the Committee has caused this instrument to be executed by its duly authorized representative effective as of January 1, 2010.

Dated: August 3, 2010

By:	/s/Barbara A. Kellams
Barbara A. Kellams

APPENDIX A

TRANSFER OF ASSETS FROM THE JUMBO PICTURES, INC.

Certain assets of the Jumbo Pictures 401(k) Plan (the “Jumbo Plan”) representing the accounts of employees of Jumbo Pictures, Inc. (“Jumbo”) who became employees of the Employer subsequent to the acquisition of Jumbo Pictures, Inc. by the Company were transferred to the Plan, effective on or about transfer date (the “Jumbo Transfer Date”). The transfer of assets from the Jumbo Plan into the Plan was effected in accordance with the following provisions:

A.l Transfer of Account Balances. The outstanding account balances of the Jumbo employees under the Jumbo Plan were transferred to the Plan through a direct transfer from the trust fund for the Jumbo Plan to the Trust Fund for the Plan effected on the Jumbo Transfer Date.

A.2 Amount of Account Balance. The account balance credited to each Jumbo employee under the Jumbo Plan immediately prior to the Jumbo Transfer Date was credited to the Account (the “Jumbo Plan Account”) maintained for such individual under the Plan immediately after the Jumbo Transfer Date. Accordingly, the Jumbo Plan Account balance maintained under the Plan for each individual who was a participant in the Jumbo Plan on the Jumbo Transfer Date was, immediately after such date, credited with a dollar amount equal to that individual’s account balance under the Jumbo Plan immediately prior to the Jumbo Transfer Date.

A.3 Investment of Account Balance. The account balances transferred from the Jumbo Plan to the Plan were invested in accordance with each Participant’s new investment directive. In the absence of such directives, the transferred account balances were invested in such Fund or Funds as the Committee deemed appropriate, in its sole and absolute discretion.

A.4 Service Credit. Each Participant in the Plan shall, for eligibility and vesting purposes under the Plan, be credited with all Service credited to such Participant for vesting and contribution purposes under the Jumbo Plan immediately prior to the Jumbo Transfer Date.

A.5 Protected Benefits. The terms and provisions of the Plan shall govern the rights, benefits and entitlements of all Participants and any other individuals who have an interest in any outstanding Account balance under the Plan. The terms and provisions of the Jumbo Plan shall, as of the Jumbo Transfer Date, be extinguished and cease to have any force or effect. However, any benefits accrued under the Jumbo Plan prior to the Jumbo Transfer Date shall, to the extent these benefits are protected benefits under Code Section 411(d)(6) (the “Protected Benefits”), be preserved under the Plan and shall not in any way be affected, reduced or eliminated as a result of the merger of the Jumbo Plan with and into the Plan. Other than as set forth in the Plan, there are no Protected Benefits for Participants who had account balances in the Jumbo Plan as of the Jumbo Transfer Date.

A-1

APPENDIX B

TRANSFERS OF CERTAIN ASSETS TO OR FROM THE

GO. COM PLAN

A. Transfer of Assets to the Go. Com Plan

Certain assets of the Disney Salaried Savings and Investment Plan (the “Disney Plan”) representing the accounts of eligible salaried employees of the Walt Disney Company (“Disney”) who became employees of Go. Com. on or after March 31, 2000 were transferred from the Disney Plan, effective on or about April 1, 2000 to the Go. Com 401(k) Savings and Investment Plan (the “Go. Com Plan”). The transfer of assets from the Disney Plan into the Go. Com Plan was effected in accordance with the following provisions:

1. Transfer of Account Balances. The outstanding account balances of the salaried Disney employees under the Disney Plan were transferred to the Go. Com Plan through a direct transfer from the trust fund for the Disney Plan to the Trust Fund for the Go. Com Plan effected on or about April 2000 (the Disney Transfer Date).

2. Amount of Account Balance. The account balance credited to each eligible Disney salaried employee under the Disney Plan immediately prior to the Transfer Date was credited to the Account (the “Go. Com Plan Account”) maintained for such individual under the Go. Com Plan immediately after the Transfer Date.

3. Protected Benefits. Other than as set forth in the Disney Plan, there are no Protected Benefits for Participants who had account balances in the Disney Plan as of the Transfer Date.

B. Transfer of Assets from the Go. ComPlan

Effective on July 27, 2005, the portion of the Go. Com Savings and Investment Plan (the “Go. Com Plan”) attributable to the accounts of individuals who were Participants of the Plan on such date was merged with and into the Plan.

l. Transfer of Account Balances. The Plan shall separately account for the portion of the Accounts of each Participant that is attributable to allocations made under the Go. Com Plan before the merger, which shall equal the Participant’s interest in the Go. Com Plan immediately before the merger, as adjusted to reflect subsequent investment experience, distributions, withdrawals, and other adjustments provided under the Plan. The portion of a Participant’s Accounts attributable to the Go. Com Plan shall be nonforfeitable.

2. Investment of Account Balance. The funds transferred from the Go. Com Plan were initially invested in such Investment Fund(s) as were set forth in the fund mapping rules communicated to affected Participants before the transfer and may be transferred to other Investment Funds in accordance with Section 6.01 of the Plan.

B-1

3. Service Credit. Each Participant with an account balance under the Go. Com Plan immediately before the merger shall, for eligibility purposes under the Plan, be credited with all service credited to such Participant for eligibility purposes under the Go. Com Plan as of July 27, 2005, to the extent not otherwise credited pursuant to any other Plan provision.

4. Protected Benefits. A Participant or a Beneficiary of a Participant with an account balance under the Go. Com Plan immediately before the merger shall be entitled to elect any withdrawal or distribution option offered under the generally applicable provisions of the Plan with respect to the portion of his Accounts that is attributable to the Go. Com Plan, but only if the Participant or Beneficiary complies with the provisions of the Plan that govern the election of such withdrawal and distribution options and subject to any restrictions on distributions or withdrawals that may be required by applicable law due to the nature of the underlying contributions. Benefit rights and optional forms of benefit of the Go. Com Plan as they existed as of July 27, 2005 that are not available under the Plan shall be preserved under this Plan with respect to accounts transferred from the Go. Com Plan, but only to the extent required by Code Section 411(d)(6). Other than as set forth in the Plan, there are no benefit rights or optional forms that are required to be preserved for Participants described in this Appendix.

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APPENDIX C

RECOGNITION OF SERVICE WITH ACQUISITIONS

OR PREDECESSOR EMPLOYERS

1.

On October 25, 2001, the Company acquired ABC Family, Inc. (formerly Fox Family, Inc.). ABC Family, Inc. became a participating Employer on April 28, 2002. Notwithstanding any contrary provision of the Plan, the Employment Commencement Date for any Employee of ABC Family, Inc. assigned to a Disney business unit shall be the first date as of which he would have been credited with an Hour of Service for ABC Family, Inc. if ABC Family, Inc. had been an Employer or Affiliated Employer on such date; provided, however, that no Employee of ABC Family, Inc. shall become a Participant before April 28, 2002.

2.

On October 24, 2001, the Company acquired Baby Einstein Company. Baby Einstein Company became a participating Employer on April 1, 2002. Notwithstanding any contrary provision of the Plan, the Employment Commencement Date for any Employee of Baby Einstein Company shall be the first date as of which he would have been credited with an Hour of Service for Baby Einstein Company if Baby Einstein Company had been an Employer or Affiliated Employer on such date; provided, however, that no Employee of Baby Einstein Company shall become a Participant before April 1, 2002.

3.

On May 11, 2005, the Company acquired the assets of Avalanche Software, LC. Notwithstanding any contrary provision of the Plan, the Employment Commencement Date for any Employee whose employment with an Employer immediately followed employment with Avalanche Software, LC shall be the first date as of which he would have been credited with an Hour of Service for Avalanche Software, LC if Avalanche Software, LC had been an Employer or Affiliated Employer on such date; provided, however, that no prior employee of Avalanche Software, LC shall become a Participant before May 11, 2005.

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APPENDIX D

TRANSFER OF ASSETS FROM THE FOX PLAN

Effective on May 16, 2005, the portion of the Fox Family Worldwide, Inc. & Subsidiaries 401(k) Profit Sharing Plan (the “Fox Plan”) attributable to the accounts of individuals who were Participants of the Plan on such date was merged with and into the Plan.

l. Transfer of Account Balances. The Plan shall separately account for the portion of the Accounts of each Participant that is attributable to allocations made under the Fox Plan before the merger, which shall equal the Participant’s interest in the Fox Plan immediately before the merger, as adjusted to reflect subsequent investment experience, distributions, withdrawals, and other adjustments provided under the Plan. The portion of a Participant’s Accounts attributable to the Fox Plan shall be nonforfeitable.

2. Investment of Account Balance. The funds transferred from the Fox Plan were initially invested in such Investment Fund(s) as were set forth in the fund mapping rules communicated to affected Participants before the transfer and may be transferred to other Investment Funds in accordance with Section 6.01 of the Plan.

3. Service Credit. Each Participant with an account balance under the Fox Plan immediately before the merger shall, for eligibility purposes under the Plan, be credited with all service credited to such Participant for eligibility purposes under the Fox Plan as of May 16, 2005, to the extent not otherwise credited pursuant to any other Plan provision.

4. Protected Benefits. A Participant or a Beneficiary of a Participant with an account balance under the Fox Plan immediately before the merger shall be entitled to elect any withdrawal or distribution option offered under the generally applicable provisions of the Plan with respect to the portion of his Accounts that is attributable to the Fox Plan, but only if the Participant or Beneficiary complies with the provisions of the Plan that govern the election of such withdrawal and distribution options and subject to any restrictions on distributions or withdrawals that may be required by applicable law due to the nature of the underlying contributions. Benefit rights and optional forms of benefit of the Fox Plan as they existed as of May 16, 2005, other than the installment option described in Section 4.03(a)(ii) of the Fox Plan and the annuity option described in Section 4.03(a)(iii) of the Fox Plan, that are not available under the Plan shall be preserved under this Plan with respect to accounts transferred from the Fox Plan, but only to the extent required by Code Section 411(d)(6). Other than as set forth in the Plan, there are no benefit rights or optional forms that are required to be preserved for Participants described in this Appendix.

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APPENDIX E

TRANSFER OF ASSETS FROM THE MIRAMAX PLAN

Effective on December 1, 2006, the Miramax Films 401(k) Savings Plan (the “Miramax Plan”) was merged with and into the Plan.

l. Transfer of Account Balances. The Plan shall separately account for the portion of the Accounts of each Participant that is attributable to allocations made under the Miramax Plan before the merger, which shall equal the Participant’s interest in the Miramax Plan immediately before the merger, as adjusted to reflect subsequent investment experience, distributions, withdrawals, and other adjustments provided under the Plan. The portion of a Participant’s Accounts attributable to the Miramax Plan shall be nonforfeitable.

2. Investment of Account Balance. The funds transferred from the Miramax Plan were initially invested in such Investment Fund(s) as were set forth in the fund mapping rules communicated to affected Participants before the transfer and may be transferred to other Investment Funds in accordance with Section 6.01 of the Plan.

3. Service Credit. Each Participant with an account balance under the Miramax Plan immediately before the merger shall, for eligibility purposes under the Plan, be credited with all service credited to such Participant for eligibility purposes under the Miramax Plan as of December 1, 2006, to the extent not otherwise credited pursuant to any other Plan provision.

4. Protected Benefits. A Participant or a Beneficiary of a Participant with an account balance under the Miramax Plan immediately before the merger shall be entitled to elect any withdrawal or distribution option offered under the generally applicable provisions of the Plan with respect to the portion of his Accounts that is attributable to the Miramax Plan, but only if the Participant or Beneficiary complies with the provisions of the Plan that govern the election of such withdrawal and distribution options and subject to any restrictions on distributions or withdrawals that may be required by applicable law due to the nature of the underlying contributions. Benefit rights and optional forms of benefit of the Miramax Plan as they existed as of December 1, 2006 that are not available under the Plan shall be preserved under this Plan with respect to accounts transferred from the Miramax Plan, but only to the extent required by Code Section 411(d)(6). Other than as set forth in the Plan, there are no benefit rights or optional forms that are required to be preserved for Participants described in this Appendix.

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APPENDIX F

TRANSFER OF ASSETS FROM THE DREAM QUEST PLAN

Effective on December 1, 2006, the Dream Quest Images 401(k) Profit Sharing Plan (the “Dream Quest Plan”) was merged with and into the Plan.

l. Transfer of Account Balances. The Plan shall separately account for the portion of the Accounts of each Participant that is attributable to allocations made under the Dream Quest Plan before the merger, which shall equal the Participant’s interest in the Dream Quest Plan immediately before the merger, as adjusted to reflect subsequent investment experience, distributions, withdrawals, and other adjustments provided under the Plan. The portion of a Participant’s Accounts attributable to the Dream Quest Plan shall be nonforfeitable.

2. Investment of Account Balance. The funds transferred from the Dream Quest Plan were initially invested in such Investment Fund(s) as were set forth in the fund mapping rules communicated to affected Participants before the transfer and may be transferred to other Investment Funds in accordance with Section 6.01 of the Plan.

3. Service Credit. Each Participant with an account balance under the Dream Quest Plan immediately before the merger shall, for eligibility purposes under the Plan, be credited with all service credited to such Participant for eligibility purposes under the Dream Quest Plan as of December 1, 2006, to the extent not otherwise credited pursuant to any other Plan provision.

4. Protected Benefits. A Participant or a Beneficiary of a Participant with an account balance under the Dream Quest Plan immediately before the merger shall be entitled to elect any withdrawal or distribution option offered under the generally applicable provisions of the Plan with respect to the portion of his Accounts that is attributable to the Dream Quest Plan, but only if the Participant or Beneficiary complies with the provisions of the Plan that govern the election of such withdrawal and distribution options and subject to any restrictions on distributions or withdrawals that may be required by applicable law due to the nature of the underlying contributions. Benefit rights and optional forms of benefit of the Dream Quest Plan as they existed as of December 1, 2006 that are not available under the Plan shall be preserved under this Plan with respect to accounts transferred from the Dream Quest Plan, but only to the extent required by Code Section 411(d)(6). Other than as set forth in the Plan, there are no benefit rights or optional forms that are required to be preserved for Participants described in this Appendix.

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APPENDIX G

TRANSFER OF ASSETS FROM THE MAMMOTH RECORDS PLAN

Effective on December 1, 2006, the Mammoth Records 401(k) Plan (the “Mammoth Plan”) was merged with and into the Plan.

l. Transfer of Account Balances. The Plan shall separately account for the portion of the Accounts of each Participant that is attributable to allocations made under the Mammoth Plan before the merger, which shall equal the Participant’s interest in the Mammoth Plan immediately before the merger, as adjusted to reflect subsequent investment experience, distributions, withdrawals, and other adjustments provided under the Plan. The portion of a Participant’s Accounts attributable to the Mammoth Plan shall be nonforfeitable.

2. Investment of Account Balance. The funds transferred from the Mammoth Plan were initially invested in such Investment Fund(s) as were set forth in the fund mapping rules communicated to affected Participants before the transfer and may be transferred to other Investment Funds in accordance with Section 6.01 of the Plan.

3. Service Credit. Each Participant with an account balance under the Mammoth Plan immediately before the merger shall, for eligibility purposes under the Plan, be credited with all service credited to such Participant for eligibility purposes under the Mammoth Plan as of December 1, 2006, to the extent not otherwise credited pursuant to any other Plan provision.

4. Protected Benefits. A Participant or a Beneficiary of a Participant with an account balance under the Mammoth Plan immediately before the merger shall be entitled to elect any withdrawal or distribution option offered under the generally applicable provisions of the Plan with respect to the portion of his Accounts that is attributable to the Mammoth Plan, but only if the Participant or Beneficiary complies with the provisions of the Plan that govern the election of such withdrawal and distribution options and subject to any restrictions on distributions or withdrawals that may be required by applicable law due to the nature of the underlying contributions. Benefit rights and optional forms of benefit of the Mammoth Plan as they existed as of December 1, 2006 that are not available under the Plan shall be preserved under this Plan with respect to accounts transferred from the Mammoth Plan, but only to the extent required by Code Section 411(d)(6). Other than as set forth in the Plan, there are no benefit rights or optional forms that are required to be preserved for Participants described in this Appendix.

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APPENDIX H

TRANSFER OF ASSETS FROM THE ABC, INC. SAVINGS & INVESTMENT PLAN

Effective on February 1, 2007 (the “Merger Date”), the ABC, Inc. Savings & Investment Plan (the “ABC Plan”) was merged with and into the Plan.

1. Transfer of Account Balances. The Plan shall separately account for the portion of the Accounts of each Participant that is attributable to allocations made under the ABC Plan before the merger, which shall equal the Participant’s interest in the ABC Plan immediately before the merger, as adjusted to reflect subsequent investment experience, distributions, withdrawals, and other adjustments provided under the Plan. The portion of a Participant’s Accounts attributable to the ABC Plan shall be nonforfeitable, except as provided otherwise under the terms of the ABC Plan for a Participant who was not an Employee as of the Merger Date. For purposes of the Plan, amounts attributable to rollover contributions, pre-tax contributions, matching contributions, and after-tax contributions, if any, that are transferred from the ABC Plan for a Participant shall be treated as subaccounts under the Rollover Account, Tax-Deferred Account, Matching Account, and After-Tax Account, respectively, maintained for the Participant under the Plan.

2. Investment of Account Balance. The funds transferred from the ABC Plan were initially invested in such Investment Fund(s) as were set forth in the fund mapping rules communicated to affected Participants before the transfer and may be transferred to other Investment Funds in accordance with Section 6.01 of the Plan.

3. Service Credit. Each Participant with an account balance under the ABC Plan immediately before the merger shall, for eligibility purposes under the Plan, be credited with all service credited to such Participant for eligibility purposes under the ABC Plan as of the Merger Date, to the extent not otherwise credited pursuant to any Plan provision.

4. Loans. Loans made from the ABC Plan before the Merger Date shall continue to be governed by Article X of the ABC Plan, which is incorporated herein by reference. Loans made after the Merger Date shall be governed by Article 7 of the Plan.

5. Benefit Rights and Optional Forms. A Participant or Beneficiary of a Participant with an account balance under the ABC Plan immediately before the merger shall be entitled to elect

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any withdrawal or distribution option offered under the generally applicable provisions of the Plan with respect to the portion of his Accounts that is attributable to the ABC Plan, but only if the Participant or Beneficiary complies with the provisions of the Plan that govern the election of such withdrawal and distribution options and subject to any restrictions on distributions or withdrawals that may be required by applicable law due to the nature of the underlying contributions. Benefit rights, spousal consent provisions (on loans, withdrawals, and/or distributions) and other requirements, and optional forms of benefit with respect to any amounts previously transferred to the ABC Plan from another plan that are described in Schedules of the ABC Plan, are provided under the ABC Plan immediately before the Merger Date, and are not provided for under the Plan shall be preserved under this Plan with respect to amounts described in such Schedules that have been transferred to the Plan from the ABC Plan. The Schedules of the ABC Plan referenced in the preceding sentence include:

A. Schedule IX, relating to amounts transferred to the ABC Plan from the Satellite Music Network, Inc. 401(k) Plan;

B. Schedule X, relating to amounts transferred to the ABC Plan from the Institutional Investor, Inc. Employee Savings Plan;

C. Schedule XII, relating to amounts transferred to the ABC Plan from the International Medical News Group Profit Sharing Plan;

D. Schedule XXI, relating to amounts transferred to the ABC Plan from the WTVG, Inc. Employees Savings & Retirement Plan or the WJRT 401(k) Plan & Trust;

E. Schedule XXVI, relating to amounts transferred to the ABC Plan from the Fairchild Publications, Inc. Publishing Pension Plan;

F. Schedule XXVII, relating to amounts transferred to the ABC Plan from the Employee Profit Sharing Plan of ABC, Inc.;

G. Schedule XXIX, relating to amounts transferred to the ABC Plan from the Fox Family Worldwide, Inc. & Subsidiaries 401(k) Profit Sharing Plan; and

H. Schedule XXX, relating to amounts transferred to the ABC Plan from the GO.com Savings and Investment Plan.

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SCHEDULE OF EFFECTIVE DATES

Provisions of the Plan have been amended from time to time to comply with changes in applicable law effective since the enactment of the Economic Growth and Tax Relief Reconciliation Act of 2001. This Schedule of Effective Dates contains the effective dates of such amendments.

REQUIRED AMENDMENT	EFFECTIVE DATE OF AMENDMENT	AFFECTED PLAN SECTION(S)
EGTRRA § 613 and JCWAA § 411(k) changes to top-heavy rules under Code Section 416	Plan Years beginning on or after January 1, 2002	Article 13

EGTRRA § 611(c) increasing annual compensation limit under Code section 401(a)(17) to $200,000, as adjusted	Plan Years beginning on or after January 1, 2002	Section 1.35

EGTRRA §§ 641, 642, 643, and 636(b) changing definitions of eligible retirement plan and eligible rollover distribution for purposes of direct rollovers under Code Section 401(a)(31)	Distributions on or after January 1, 2002	Section 8.05

EGTRRA § 657(a) and Notice 2005-5 amending Code Section 401(a)(31) to require automatic rollover of certain mandatory distributions over $1,000	Distributions on or after March 28, 2005	Sections 8.03(c) and (g), 8.05(c)(i), and 11.01(b)

EGTRRA § 611(d) increasing annual dollar limit on elective deferrals under Code Section 402(g)	Years beginning after December 31, 2001	Sections 1.46 and 14.07

EGTRRA § 666 eliminating multiple use test under Code Section 401(m)(9)	Plan Years beginning after on or after January 1, 2002	Article 14

EGTRRA §§ 611(b) and 632 increasing maximum annual additions under Code Section 415(c) to $40,000, as adjusted	Limitation Years beginning on or after January 1, 2002	Section 14.05(a)

REQUIRED AMENDMENT	EFFECTIVE DATE OF AMENDMENT	AFFECTED PLAN SECTION(S)
EGTRRA §636(a) directing the Secretary of the Treasury to revise regulations to reduce the period contributions are suspended following a hardship withdrawal to 6 months	Distributions made after December 31, 2001	Section 8.02(e)

PPA 2006 § 901(a)(1) adding Code Section 401(a)(35) requiring certain rights to divest publicly traded securities	Plan Years beginning on or after January 1, 2007	Section 6.01(h)

PPA 2006 § 902(e)(3) eliminating the gap period income rule for excess contributions and excess aggregate contributions under Code Sections 401(k)(8)(A)(i) and 401(m)(6)(A)	Plan Years beginning on or after January 1, 2008	Section 14.01(c)

PPA 2006 § 822(a) amending Code Section 402(c)(2)(A) to permit nontaxable distributions to be rolled over directly to qualified defined benefit plans or Code Section 403(b) plans if accounted for separately

	Distributions on or after January 1, 2007	Section 8.05

PPA 2006 § 824 adding Code Section 408A(e) permitting rollovers to Roth IRAs from qualified plans	Distributions on or after January 1, 2008	Section 8.05

PPA § 508 requiring that participants in plans with participant-directed investments be provided with a benefit statement at least once per quarter	Plan Years beginning on or after January 1, 2007	Section 4.05

HEART Act § 104(a) adding Code Section 401(a)(37) relating to benefits payable upon a participant’s death while performing qualified military service	Deaths occurring on or after January 1, 2007	Section 2.04(g)

REQUIRED AMENDMENT	EFFECTIVE DATE OF AMENDMENT	AFFECTED PLAN SECTION(S)
HEART Act § 105(b)(1) adding Code Section 414(u)(12) relating to the treatment of participants receiving differential wages while performing military service	Plan Years beginning on or after January 1, 2009	Sections 1.51 and 2.04(h)

WRERA § 108(f) requiring that plans provide for nonspouse beneficiary rollovers under Code Section 402(c)(11)	Distributions on or after January 1, 2010	Section 8.05

WRERA § 109(b)(3) eliminating the distribution of gap period earnings with excess deferrals	Plan Years beginning on or after January 1, 2008 (Gap period earnings were distributed with excess deferrals for the 2007 Plan Year pursuant to final regulations under Code Section 402(g))	Section 14.01(c)

WRERA § 201(a) adding Code Section 401(a)(9)(H) providing for the suspension of the minimum distribution requirements for 2009	2009 distribution calendar year	Section 8.08(l)

Final regulations under Code Section 401(a)(9)	Distributions for calendar years beginning on or after January 1, 2003	Section 8.08

Final regulations under Code Sections 401(k) and 401(m)	Plan Years beginning on or after January 1, 2006	Sections 3.03(b), 8.02, and 14.01 through 14.04

Final regulations under Code Section 415	Limitation Years beginning on or after January 1, 2008	Sections 1.51 and 14.05